UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Illumina, Inc.
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5200 Illumina Way

San Diego, California 92122

March 19, 2012

Dear Stockholder:

You are cordially invited to participate in the 2012 Annual Meeting of Stockholders of Illumina, Inc., which will be held on Wednesday, April 18, 2012, at 9:00 a.m. Eastern Time, at Bank of America Tower, One Bryant Park, New York, New York. You may find details regarding the business to be conducted in the accompanying Notice of Annual Meeting and Proxy Statement.

This annual meeting is of particular importance to all of Illumina’s stockholders because of the ongoing and unsolicited attempt by CKH Acquisition Corporation (“Roche”), an indirect, wholly owned subsidiary of Roche Holding Ltd, to acquire Illumina. As you may already know, Roche has launched an unsolicited tender offer to acquire all shares of Illumina’s common stock for $44.50 per share in cash.

Illumina’s Board of Directors has thoroughly reviewed the terms and conditions of Roche’s offer with Illumina’s financial and outside legal advisors and has unanimously determined that Roche’s offer is inadequate to Illumina’s stockholders and that the acceptance of the offer is not in the best interests of Illumina or its stockholders. In considering Roche’s offer, it is important to recognize that, unlike Illumina’s Board of Directors, Roche’s officers and directors have a duty to act in the best interests of Roche, not of Illumina’s stockholders. It is in Roche’s economic interest to acquire Illumina at the lowest possible value to Illumina’s stockholders. In other words, the interests of Roche and of Illumina’s stockholders are diametrically opposed.

In an attempt to pressure Illumina’s Board of Directors to give favorable consideration to Roche’s offer, Roche notified us and publicly announced that it intends to oppose the re-election of the four directors whose terms expire at the 2012 annual meeting, including our Chairman of the Board and our Chief Executive Officer, all of whom were nominated for re-election by Illumina’s full Board of Directors. Instead, Roche is proposing to nominate for election to Illumina’s Board of Directors four individuals who have been selected and compensated for their service as nominees by Roche and who have no prior connection to Illumina. Roche also notified us and publicly announced that it intends to propose at the annual meeting certain amendments to our bylaws that, among other things, would result in an increase in the size of Illumina’s Board of Directors from nine to eleven directors and allow only stockholders to fill newly created directorships. Roche is also proposing to nominate two additional individuals to fill the new directorships that its proposals would create. In the event that all of Roche’s proposals are adopted, and all of Roche’s nominees are elected, Roche’s nominees would constitute a majority of Illumina’s Board of Directors.

We strongly urge you to support Illumina’s current directors for re-election to Illumina’s Board of Directors and to reject Roche’s efforts to “pack” our Board of Directors with its nominees. We believe that Illumina’s directors, including those who are up for re-election at the annual meeting and have been nominated by Illumina’s Board of Directors, with their extensive relevant and diverse experience, best represent the interests of Illumina’s stockholders. We believe Roche’s nominees have been nominated solely to facilitate the acquisition of Illumina at an inadequate price.

Accordingly, Illumina’s Board of Directors unanimously recommends that you vote FOR its four nominees:

•	A. Blaine Bowman,

•	Karin Eastham,

•	Jay T. Flatley and

•	William H. Rastetter.

Illumina’s Board of Directors urges you NOT to sign or return any gold proxy cards sent by Roche. If you have previously voted a gold proxy card from Roche, you can revoke that earlier proxy and vote for Illumina’s nominees and on the other matters to be voted on at the annual meeting by referring to the instructions on the enclosed WHITE proxy card to submit your vote by telephone or Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided.

In addition to the Board of Directors elections, this year’s annual meeting includes the following agenda items:

Item	Board of Directors’ Recommendation

Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2012	FOR

Hold an advisory vote to approve the compensation of the “named executive officers” as disclosed in the Proxy Statement	FOR

Consider Roche’s proposal to amend our bylaws to increase the number of directors on the Board of Directors	AGAINST

Consider Roche’s proposal to amend our bylaws to require that newly created directorships be filled only by a stockholder vote	AGAINST

Consider Roche’s proposal to fill the two newly created directorships with its nominees, if Roche’s Board expansion proposal is approved	WITHHOLD ALL

Consider Roche’s proposal to repeal any bylaw amendments adopted by Illumina’s Board of Directors without stockholder approval after April 22, 2010	AGAINST

Please refer to the 2012 Proxy Statement for detailed information on each of the proposals and the annual meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, we strongly urge you to cast your vote as soon as possible. You may vote by telephone or Internet, or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Please refer to the WHITE proxy card for easy voting instructions.

Sincerely,

JAY T. FLATLEY

President and Chief Executive Officer

5200 Illumina Way

San Diego, California 92122

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m. (Eastern Time) on Wednesday, April 18, 2012

PLACE	Bank of America Tower, One Bryant Park, New York, New York

MEETING ADMISSION	Proof of ownership of our common stock and a form of personal identification (such as a driver’s license or passport) may be required to be admitted to the annual meeting.

AGENDA

(1)   Elect four individuals to the Board of Directors;

(2)   Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2012;

(3)   Hold an advisory vote to approve the compensation of the “named executive officers” as disclosed in the Proxy Statement;

(4)   Consider the proposal by CKH Acquisition Corporation (“Roche”), an indirect, wholly owned subsidiary of Roche Holding Ltd, to amend our bylaws to increase the number of directors on the Board of Directors;

(5)   Consider Roche’s proposal to amend our bylaws to require that newly created directorships be filled only by a stockholder vote;

(6)   Consider Roche’s proposal to fill the two newly created directorships with its nominees, if Proposal 4 is approved;

(7)   Consider Roche’s proposal to repeal any bylaw amendments adopted by Illumina’s Board of Directors without stockholder approval after April 22, 2010; and

(8)   Transact such other business as may properly come before the meeting by or at the direction of the Board of Directors and any adjournment or postponement thereof.

RECORD DATE	March 8, 2012

VOTING

All stockholders as of the close of business on the record date are cordially invited to attend the annual meeting, but whether or not you attend, we urge you to review these materials carefully and to vote as promptly as possible by Internet, by telephone, or by signing, dating and returning your WHITE proxy card.

ILLUMINA’S BOARD OF DIRECTORS STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY GOLD PROXY CARD SENT TO YOU BY ROCHE. If you have voted a gold proxy card sent to you by Roche, you can revoke that earlier proxy and vote for Illumina’s Board of Directors’ nominees and on the other matters to be voted on at the annual meeting by referring to the instructions on the enclosed WHITE proxy card to submit your vote by telephone or Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy you submit will be counted.

By Order of the Board of Directors

Christian G. Cabou Senior Vice President, General Counsel & Secretary

San Diego, California March 19, 2012

i

ILLUMINA, INC.

5200 Illumina Way

San Diego, California 92122

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 18, 2012

This proxy statement is furnished in connection with the solicitation of proxies at the direction of Illumina’s Board of Directors for use at the annual meeting of stockholders to be held on April 18, 2012 at Bank of America Tower, One Bryant Park, New York, New York. This proxy statement and the enclosed form of proxy are expected to be mailed on or about March 19, 2012. Stockholders of record at the close of business on March 8, 2012 will be entitled to vote at the annual meeting. At the close of business on March 8, 2012, 123,245,495 shares of common stock, par value $0.01 per share, were outstanding and entitled to vote. Stockholders are entitled to one vote per share.

IMPORTANT

YOUR VOTE IS EXTREMELY IMPORTANT THIS YEAR IN LIGHT OF THE PROXY CONTEST

BEING WAGED BY CKH ACQUISITION CORPORATION (“ROCHE”), AN INDIRECT, WHOLLY OWNED SUBSIDIARY OF ROCHE HOLDING LTD

Whether or not you plan to attend the annual meeting and regardless of the number of shares you own, we urge you to vote promptly as follows by referring to the instructions on the enclosed WHITE proxy card to submit your vote by telephone or Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided:

(1)   FOR the election of the following four individuals nominated by Illumina’s Board of Directors to serve as directors for three years until the 2015 annual meeting of stockholders: A. Blaine Bowman, Karin Eastham, Jay T. Flatley and William H. Rastetter;

(2)   FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2012;

(3)   FOR the approval, on an advisory basis, of the compensation of the “named executive officers” as disclosed in this proxy statement;

(4)   AGAINST Roche’s proposal to amend our bylaws to increase the number of directors on the Board of Directors;

(5)   AGAINST Roche’s proposal to amend our bylaws to require that newly created directorships be filled only by a stockholder vote;

(6)   WITHHOLD ALL on Roche’s proposal to fill the two newly created directorships with its nominees, if Proposal 4 is approved; and

(7)   AGAINST Roche’s proposal to repeal any bylaw amendments adopted by Illumina’s Board of Directors without stockholder approval after April 22, 2010.

Illumina’s Board of Directors strongly urges you NOT to sign or return any gold proxy card sent to you by Roche. If you have previously voted a gold proxy card sent to you by Roche, you may change your vote by referring to the instructions on the WHITE proxy card to submit your vote by telephone or Internet, or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy you submit will be counted.

If you have any questions, please contact our proxy solicitation firm:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders May Call Toll-Free: (888) 750-5835

Banks & Brokers May Call Collect: (212) 750-5833

ABOUT THE 2012 ANNUAL MEETING

Roche Proxy Contest and Tender Offer

What proposals are to be presented at the annual meeting?

The purpose of the annual meeting is to (i) elect four individuals to the Board of Directors; (ii) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2012; (iii) hold an advisory vote to approve the compensation of the “named executive officers” as disclosed in this proxy statement; and (iv) transact such other business as may properly come before the annual meeting by or at the direction of the Board of Directors, including any adjournment or postponement thereof. Each of Illumina and Roche has proposed a separate slate of nominees for election at the annual meeting. At the annual meeting, our stockholders will also be asked to consider Roche’s proposals to (i) amend our bylaws to increase the number of directors on the Board of Directors; (ii) amend our bylaws to require that newly created directorships be filled only by a stockholder vote; (iii) fill the two newly created directorships (if Roche’s board expansion proposal is approved) with Roche’s nominees; and (iv) repeal any bylaw amendments adopted by Illumina’s Board of Directors without stockholder approval after April 22, 2010.

Roche has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (“SEC”). You may receive soliciting materials from Roche. Our Board of Directors urges you NOT to sign or return any gold proxy card sent to you by Roche.

What does Illumina’s Board of Directors recommend?

Illumina’s Board of Directors unanimously recommends the following votes, using the WHITE proxy card:

(1)	FOR the election of the following four individuals nominated by Illumina’s Board of Directors to serve as directors for three years until the 2015 annual meeting of stockholders:

•	A. Blaine Bowman,

•	Karin Eastham,

•	Jay T. Flatley and

•	William H. Rastetter.

(2)	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2012;

(3)	FOR the approval, on an advisory basis, of the compensation of the “named executive officers” as disclosed in this proxy statement;

(4)	AGAINST Roche’s proposal to amend our bylaws to increase the number of directors on the Board of Directors;

(5)	AGAINST Roche’s proposal to amend our bylaws to require that newly created directorships be filled only by a stockholder vote;

(6)	WITHHOLD ALL on Roche’s proposal to fill the two newly created directorships with its nominees, if Proposal 4 is approved; and

(7)	AGAINST Roche’s proposal to repeal any bylaw amendments adopted by Illumina’s Board of Directors without stockholder approval after April 22, 2010.

Illumina’s Board of Directors strongly urges you NOT to sign or return any gold proxy card sent to you by Roche. It will NOT help your Board of Directors if you submit proxies to Roche on its gold proxy card voting “Against” or “Withhold” on Roche’s nominees. That will, in fact, cancel any previous vote you cast. The only way to support your Board of Directors’ nominees is to vote FOR your Board of Directors’ nominees on the WHITE proxy card.

Why is Illumina’s Board of Directors recommending AGAINST Roche’s proposals 4, 5 and 7 and WITHHOLD ALL on Roche’s proposal 6?

Roche’s Director Nominees and Board of Directors Expansion Proposals. In the event that all of Roche’s proposals are adopted, and should all of Roche’s nominees be elected, Roche’s nominees would constitute a majority of Illumina’s Board of Directors.

We strongly believe that the individuals selected and compensated by Roche would have conflicts of interest if elected to Illumina’s Board of Directors. We believe their ability to be independent is seriously compromised because each of Roche’s nominees is receiving from Roche $60,000 in cash compensation, as well as reimbursement for out-of-pocket expenses and indemnification for certain expenses in consideration for his agreement to be named as a nominee for this election, and has signed an agreement with Roche. We believe Roche’s nominees have been nominated solely to facilitate Roche’s acquisition of Illumina at a price that is inadequate to Illumina’s stockholders. While Roche’s nominees may not be controlled by Roche or obligated to vote as directed by Roche, we believe their objectivity with respect to Roche’s unsolicited offer may be colored by their relationship with Roche, including the compensation and indemnification agreements referenced above. In contrast, we believe that our current Board of Directors, with its extensive relevant and diverse experience, best represents the interests of our stockholders and that the slate of four directors nominated by Illumina’s Board of Directors (including our Chairman and our Chief Executive Officer) should be elected.

Roche’s nominees have NOT been endorsed by our Board of Directors and we are not responsible for the accuracy of any information provided by or pertaining to Roche contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Roche or for any other statements that Roche may make.

Roche’s proposal to repeal bylaw amendments. Roche’s proposal seeks to repeal all amendments to our bylaws adopted by Illumina’s Board of Directors without stockholder approval after April 22, 2010 and prior to the effectiveness of such proposal without regard to the subject matter of any bylaw amendment in question.

We believe that such an automatic, blanket repeal of any bylaw amendment adopted by the Board of Directors without stockholder approval could have the effect of repealing one or more properly adopted bylaw amendments that Illumina’s Board of Directors determines to be in the best interests of Illumina and its stockholders and adopted in furtherance of its fiduciary duties. In addition, due to the time and expense required to solicit proxies, it might be impracticable for Illumina to obtain stockholder approval between now and the effectiveness of Roche’s proposal for a bylaw amendment that Illumina’s Board of Directors has determined to be in the best interests of Illumina and its stockholders and in furtherance of its fiduciary duties within a timeframe necessary to serve the best interests of Illumina and its stockholders.

For this reason, while Illumina’s Board of Directors has not amended our bylaws in any manner since April 22, 2010, and does not currently expect to adopt any amendments to our bylaws prior to the annual meeting, we believe Roche’s proposal to repeal bylaw amendments represents Roche’s attempt to interfere with our Board of Directors’ ability to act in accordance with its fiduciary duties to you and therefore should be rejected.

It is the Board of Directors’ view that Roche has made each of its proposals solely to facilitate Roche’s acquisition of Illumina at an inadequate price. Please see Proposals 4, 5, 6 and 7 below for further information. We will provide Roche’s contact information and the number of Illumina’s voting securities held by Roche, promptly upon written request to Illumina at Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, Attention: Investor Relations.

What should I do if I receive a proxy card from Roche?

You may receive proxy solicitation materials from Roche, including an opposition proxy statement and gold proxy card seeking the election of Roche’s director nominees and approval of other matters proposed by Roche. Illumina’s Board of Directors urges you NOT to sign or return any gold proxy card sent by Roche. If you have previously voted a gold proxy card sent to you by Roche, you may revoke that earlier proxy and vote for Illumina’s nominees and on the other matters to be voted at the annual meeting by referring to the instructions on the enclosed WHITE proxy card and submitting your vote by telephone or Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy you submit will be counted.

What is Illumina’s Board of Directors’ position on the tender offer by Roche?

After careful consideration, including a thorough review of the terms and conditions of Roche’s tender offer with Illumina’s financial and outside legal advisors, Illumina’s Board of Directors has unanimously determined that Roche’s tender offer to acquire each share of Illumina’s common stock for $44.50 per share in cash is inadequate to Illumina’s stockholders and is not in the best interests of Illumina or its stockholders. Illumina’s Board of Directors has unanimously recommended that Illumina’s stockholders reject Roche’s tender offer and not tender their shares of Illumina common stock in the offer.

Illumina’s Board of Directors’ recommendations regarding Roche’s tender offer and reasons for those recommendations are contained in Illumina’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on February 7, 2012, as amended from time to time (“Illumina’s Schedule 14D-9”). That filing and related filings are available on the SEC’s website at www.sec.gov. We urge you to read Illumina’s Schedule 14D-9 (including any amendments and supplements thereto) because it contains important information regarding Roche’s tender offer.

If you have already tendered shares to Roche, you may withdraw them at any time prior to the expiration of Roche’s tender offer. Please see “If I have already tendered my shares of common stock to Roche, can I still withdraw my shares?” below for more information.

You should be aware that if you vote for any of Roche’s proposals or nominees, it would help support Roche’s tender offer, which Illumina’s Board of Directors believes is NOT in the best interests of Illumina’s stockholders. We therefore strongly urge you NOT to return any gold proxy card provided to you by Roche.

If Illumina’s director nominees are elected, can I still tender my shares of common stock in Roche’s tender offer?

Yes. If Illumina’s director nominees are elected, you may accept Roche’s tender offer if you so elect and if it has not expired. However, as stated above, your Board of Directors unanimously recommends that you REJECT Roche’s tender offer and not tender your Illumina common stock to Roche.

In addition, you should be aware that Roche has imposed a lengthy list of conditions on its tender offer — some of which are beyond the control of Illumina or Roche. Roche’s obligation to purchase any shares of Illumina common stock in its tender offer is subject to the satisfaction or waiver of these conditions. Therefore, even if Roche’s nominees are elected to Illumina’s Board of Directors, the offer may not be consummated because the conditions to the offer may not have been satisfied or waived. The terms and conditions of Roche’s tender offer are set forth in the Offer to Purchase and the related Letter of Transmittal, both of which are exhibits to the Tender Offer Statement on Schedule TO that Roche filed with the SEC on January 27, 2012, as amended, which is available on the SEC’s website at www.sec.gov. For more details regarding the conditionality of Roche’s tender offer, please see Illumina’s Schedule 14D-9, which is available at the SEC’s website at www.sec.gov.

If I have already tendered my shares of common stock to Roche, can I still withdraw my shares?

You can withdraw some or all of the shares that you previously tendered in Roche’s tender offer at any time prior to the expiration of the tender offer. WE URGE YOU TO WITHDRAW ANY SHARES YOU HAVE ALREADY TENDERED. For assistance in withdrawing your shares, you can contact your broker or Illumina’s proxy solicitation firm and information agent for the tender offer, Innisfree M&A Incorporated (“Innisfree”), at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders May Call Toll-Free: (888) 750-5835

Banks & Brokers May Call Collect: (212) 750-5833

The Annual Meeting

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters described in this proxy statement. In addition, following the meeting, management will report on the performance of Illumina and respond to questions from stockholders.

Who may attend the annual meeting?

Only our stockholders of record on the close of business on March 8, 2012 and our invited guests may attend the annual meeting. Stockholders may be required to present proof of ownership of our common stock, along with some form of personal identification (such as a driver’s license or passport), prior to being admitted to the annual meeting.

Voting

Who can vote at the annual meeting?

Only holders of our common stock as of March 8, 2012, the record date, or such holders’ proxies are entitled to notice of and to vote on the matters listed in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. At the close of business on the record date, there were 123,245,495 shares of common stock outstanding and entitled to vote. You have one vote for each share of common stock that you hold. A list of stockholders entitled to vote at the annual meeting will be available for examination at our principal executive offices at the address listed above for a period of 10 days prior to the annual meeting, and during the annual meeting such list will be available for examination.

Who is conducting this proxy solicitation?

Illumina’s Board of Directors is soliciting your vote for matters being submitted for stockholder approval at the annual meeting.

How do I vote?

Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares.

•

By Telephone. Simply use a touch-tone telephone to dial the number shown on your WHITE proxy card and follow the easy voice prompts. You will need to reference the Control Number shown on the WHITE proxy card.

•	By Internet. Simply access the website indicated on your WHITE proxy card and follow the easy prompts. You will need to reference the Control Number shown on the WHITE proxy card.

•

By Mail. You may submit your vote by completing, signing, and dating each WHITE proxy card received and returning it in the postage-paid envelope provided. Please sign your name exactly as it appears on the proxy card.

•

During the Annual Meeting. You may vote by ballot in person at the annual meeting. Please note that even if you intend to vote in person at the annual meeting, we recommend that you still submit your proxy promptly to ensure that your shares are represented. Your vote by ballot at the annual meeting will revoke any prior proxy.

The Internet and telephone voting procedures described above, which comply with Delaware law, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded. Your vote by telephone or by Internet authorizes the named proxies to vote your shares in the same manner as if you had marked, dated, signed and returned a proxy card.

Beneficial Owners. If you are a beneficial owner of your shares, you should have received proxy materials from the broker or other nominee holding your shares. You should follow the voting instructions provided by your broker or other nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or other nominee. If you desire to vote your shares in person at the annual meeting, you will need to obtain a legal proxy from your broker or other nominee and present it at the meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record. You are a stockholder of record if at the close of business on the record date your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent.

Beneficial Owner. You are a beneficial owner if at the close of business on the record date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like many of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or other nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or other nominee with instructions on how to vote your shares, your broker or other nominee may be able to vote your shares with respect to some of the proposals, but not all. Please see “What will happen if I do not vote my shares?” below for additional information.

Can I revoke or change my vote after I submit my proxy?

Stockholders of Record. If you are a stockholder of record and you wish to vote for Illumina’s nominees, you may revoke or change your vote before the final vote at the annual meeting by:

•	signing and returning a new WHITE proxy card with a later date;

•	submitting a later-dated vote by telephone or Internet;

•	attending the annual meeting and voting in person; or

•	delivering a written revocation to our Corporate Secretary at Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, before the annual meeting.

If you have previously voted a gold proxy card sent to you by Roche, you may change your vote at any time by referring to the instructions on the WHITE proxy card to submit your vote by telephone or Internet, or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy you submit will be counted.

Beneficial Owners. If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow its instructions for revoking or changing your vote.

What will happen if I do not vote my shares?

Stockholders of Record. If you are the stockholder of record and you do not vote, your shares will not be represented at the annual meeting.

Beneficial Owners. If you are the beneficial owner of your shares, your broker or other nominee may vote your shares only on those matters on which it has discretion to vote. If your broker or other nominee provides you with proxy materials in opposition to the Board of Directors’ proxy materials, your broker or other nominee does not have discretion to vote your shares on any matters at the annual meeting. If opposition proxy materials are not forwarded to you by your broker or other nominee, your broker or other nominee still does not have discretion to vote your shares on non-routine matters (Proposals 1, 3, 4, 5, 6 and 7). However, in this event, your broker or other nominee does have discretion to vote your shares on routine matters (Proposal 2). The broker’s or other nominee’s inability to vote on non-discretionary matters for which the broker or other nominee has not received instructions from the beneficial owner is referred to as a “broker non-vote.” Please see “What is a ‘broker non-vote’?” below for more information.

What is a “broker non-vote”?

The NYSE has rules that govern brokers who are holders of listed company stock (including stock such as ours that is listed on The NASDAQ Global Select Market) held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have the discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. Under current NYSE interpretations, to the extent that your broker does not forward you proxy materials in opposition to the Board of Directors’ proxy materials, Proposals 1, 3, 4, 5, 6 and 7 are considered non-discretionary matters and Proposal 2 is considered a discretionary matter.

What is the effect of a broker non-vote?

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the annual meeting, but will not be counted for purposes of determining the number of shares present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposal 1 and, if Proposal 4 is approved, but Proposal 5 is not approved, Proposal 6) or the approval of a majority of the shares present in person or represented by proxy and entitled to vote (Proposals 2, 3, 5 and 7). However, a broker non-vote on a proposal that requires the approval of 66 2/3% of the outstanding voting securities, voting together as a single class (Proposal 4), will have the same effect as a vote AGAINST such proposal, and a broker non-vote on a proposal that requires the approval of a majority of the shares issued and outstanding and entitled to vote thereon (Proposal 6, if Proposals 4 and 5 are approved) will have the same effect as a WITHHOLD vote.

How is a quorum obtained, and why is a quorum required?

We will hold the annual meeting if a quorum is present. A quorum will be present if holders of a majority of the outstanding shares of common stock entitled to vote on a matter at the annual meeting are present or represented by proxy at the meeting. As of the close of business on the record date, we had 123,245,495 shares of common stock outstanding and entitled to vote at the annual meeting, meaning that 61,622,748 shares of common stock must be represented in person or by proxy to have a quorum. If a quorum is not present at the annual meeting, the meeting may be adjourned from time to time until a quorum is obtained. If you are a stockholder of record and submit a proxy, your shares will be counted to determine whether we have a quorum even if you abstain or fail to provide voting instructions on any of the proposals described in this proxy statement and listed on the proxy card. If your shares are held in the name of your broker or other nominee, and you do not tell your broker or other nominee how to vote your shares, these shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

How many votes are required to approve each proposal?

Proposal	Vote Required	Votes that May be Cast	Board of Directors’ Recommendation

Proposal 1 — Election of four individuals to the Board of Directors	Plurality of votes cast The four directors who receive the most votes will be elected

FOR ALL nominees

WITHHOLD ALL nominees

FOR ALL EXCEPT those specific nominees from whom you WITHHOLD your vote

A withhold vote will have the same effect as an abstention

However, neither an abstention nor a withhold vote will affect the outcome of the election

FOR ALL

Proposal 2 — Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2012	Majority of the shares present in person or represented by proxy and entitled to vote on the proposal	FOR AGAINST ABSTAIN If you abstain from voting on this proposal, the abstention will have the same effect as an against vote	FOR

Proposal	Vote Required	Votes that May be Cast	Board of Directors’ Recommendation

Proposal 3 — Advisory vote to approve the compensation of the “named executive officers” as disclosed in this proxy statement	Majority of the shares present in person or represented by proxy and entitled to vote on the proposal	FOR AGAINST ABSTAIN If you abstain from voting on this proposal, the abstention will have the same effect as an against vote	FOR

Proposal 4 — Roche’s proposal to amend our bylaws to increase the number of directors on the Board of Directors	Sixty-six and two-thirds percent (66 2/3%) of Illumina’s outstanding voting securities, voting together as a single class	FOR AGAINST ABSTAIN If you abstain from voting on this proposal, the abstention will have the same effect as an against vote	AGAINST

Proposal 5 — Roche’s proposal to amend our bylaws to require that newly created directorships be filled only by a stockholder vote	Majority of the shares present in person or represented by proxy and entitled to vote on the proposal	FOR AGAINST ABSTAIN If you abstain from voting on this proposal, the abstention will have the same effect as an against vote	AGAINST

Proposal 6 — Roche’s proposal to fill the two newly created directorships with Roche’s nominees, to the extent Proposal 4 is approved

To the extent Proposals 4 and 5 are approved: Majority of the shares issued and outstanding and entitled to vote on the proposal

If Proposal 4 is approved and Proposal 5 is not approved: Plurality of votes cast.

FOR ALL nominees

WITHHOLD ALL nominees

FOR ALL EXCEPT those specific nominees from whom you WITHHOLD your vote

If Proposals 4 and 5 are approved, a withhold vote will have the same effect as an against vote

If Proposal 4 is approved and Proposal 5 is not approved, a withhold vote will not affect the outcome of the election

WITHHOLD ALL

Proposal 7 — Roche’s proposal to repeal any bylaw amendments adopted by Illumina’s Board of Directors without stockholder approval after April 22, 2010	Majority of the shares present in person or represented by proxy and entitled to vote on the proposal	FOR AGAINST ABSTAIN If you abstain from voting on this proposal, the abstention will have the same effect as an against vote	AGAINST

It will NOT help your Board of Directors if you submit a proxy to Roche on its gold proxy card, even if you vote “Against” or “Withhold” on Roche’s nominees. That will, in fact, cancel any previous vote you cast. The only way to support your Board of Directors’ nominees is to vote FOR the Board of Directors’ nominees on the WHITE proxy card.

How can I find the voting results of the annual meeting?

Voting results based on the preliminary tabulation of the Inspectors of Election will be published on a Form 8-K filed with the SEC within four business days after the annual meeting. Final results will also be published on a Form 8-K to be filed with the SEC promptly upon final certification by the Inspectors of Election.

General

Who can answer my questions and assist me with voting my shares?

If you need assistance voting your shares or have any questions about the annual meeting, please call the firm assisting us with the solicitation of proxies, Innisfree, toll-free at (888) 750-5835 (banks and brokers may call collect at (212) 750-5833).

COMPANY INFORMATION AND MAILING ADDRESS

We were incorporated in California in April 1998 and reincorporated in Delaware in July 2000. Our principal executive offices are located at 5200 Illumina Way, San Diego, California 92122. Our telephone number is (858) 202-4500. Our website address is www.illumina.com.

References in this proxy statement to “Illumina,” “Company,” “we,” “us,” and “our” refer to Illumina, Inc. and our consolidated subsidiaries, unless the context requires otherwise. Information on our website is not incorporated into this proxy statement.

ROCHE’S OFFER AND PROXY SOLICITATION

Roche’s Tender Offer

On January 27, 2012, Roche commenced an unsolicited offer to acquire all outstanding shares of Illumina common stock, par value $0.01 per share, for $44.50 per share in cash.

Prior to launching its unsolicited tender offer, Roche made a series of proposals to acquire Illumina, each of which Illumina’s Board of Directors unanimously rejected on grounds that it was not in the best interests of Illumina’s stockholders.

•

On January 3, 2012, Dr. Franz Humer, the Chairman of Roche Holding Ltd, sent a letter to Dr. Rastetter and Mr. Flatley making an unsolicited written offer to acquire Illumina for $40.00 per share in cash.

•	On January 24, 2012, Dr. Humer contacted Dr. Rastetter telephonically and stated that Roche had decided to increase its offer to $44.50 per share and to simultaneously make that offer public.

•	On January 24, 2012, Dr. Humer sent a letter to Dr. Rastetter and Mr. Flatley to confirm Roche’s unsolicited offer to acquire Illumina for $44.50 per share in cash.

The purpose of Roche’s tender offer, as stated by Roche, is to acquire control of, and the entire equity interest in, Illumina. Roche has also stated that it intends, as soon as practicable after the consummation of its tender offer, to seek to consummate a merger of CKH Acquisition Corporation (or one of its affiliates) with Illumina.

After careful consideration, including a thorough review of the terms and conditions of Roche’s tender offer with Illumina’s financial and outside legal advisors, Illumina’s Board of Directors, by unanimous vote at a meeting held on February 7, 2012, determined that Roche’s tender offer is inadequate to Illumina’s stockholders and that Roche’s offer is not in the best interests of Illumina or its stockholders. Illumina’s Board of Directors unanimously recommended that Illumina’s stockholders reject Roche’s tender offer and not tender their Illumina common stock in the offer. In reaching this conclusion, the Board of Directors took into consideration, among other things, the factors set forth in Illumina’s Schedule 14D-9, which is available on the SEC’s website at www.sec.gov.

A more detailed description of the background of Roche’s offer and the Board of Directors’ reasons for rejecting and recommendations regarding Roche’s offer can be found in Illumina’s Schedule 14D-9. Free copies may be obtained by directing a request to Illumina, Inc., Attn: Investor Relations, Kevin Williams, MD, kwilliams@illumina.com.

Background of the Proxy Solicitation

On January 24, 2012, Roche sent Illumina a letter stating, among other things, that Roche planned to nominate a slate of candidates for election to the Board and to make certain other proposals for the consideration of Illumina’s stockholders at the annual meeting, which, if adopted, would result in directors nominated by Roche comprising a majority of the Board. Later that day, Roche issued a press release stating, among other things, that Roche intended to nominate a slate of candidates for election to the Board and to propose certain other matters for the consideration of Illumina’s stockholders at the annual meeting. The press release included the text of Roche’s letter.

On January 31, 2012, Roche submitted to Illumina a notice of its nomination of a slate of four nominees for election to the Board at the annual meeting and five alternate nominees and proposals (i) to amend Illumina’s bylaws to increase the size of the Board from nine members to eleven members, (ii) to amend Illumina’s bylaws to require that newly created directorships be filled only by a stockholder vote, (iii) to fill the two newly created directorships with Roche’s nominees, if Roche’s Board expansion proposal is approved and (iv) to repeal all amendments to Illumina’s bylaws adopted by Illumina’s Board without stockholder approval since April 22, 2010. Later that day, Illumina issued a press release that confirmed Roche’s submission, and indicated, among other things, that the current Board consists of nine highly qualified directors (including eight independent directors and Mr. Flatley, who, in addition to his executive titles, is a substantial Illumina stockholder) and that the Board will continue to act independently and in the best interests of Illumina’s stockholders.

On February 3, 2012, Illumina sent Roche a letter to acknowledge receipt of the notice sent by Roche on January 31, 2012 and to confirm Illumina’s nominees to the Board of Directors.

On February 16, 2012, Roche filed with the SEC a preliminary proxy statement that included the proposals, as set forth above.

On March 2, 2012, Roche filed with the SEC a revised preliminary proxy statement.

Legal Proceedings

On January 30, 2012, a putative class and derivative action entitled Erste-Sparinvest Kapitalanlagegesellschaft M.B.H. v. Rastetter et al. was filed by an alleged stockholder of Illumina in the Superior Court of the State of California, County of San Diego, against William H. Rastetter, Jay T. Flatley, A. Blaine Bowman, Daniel M. Bradbury, Karin Eastham, Paul C. Grint, Gerald Möller, David R. Walt, Roy Whitfield (collectively, the “Director Defendants”) and Illumina, as a nominal party. The complaint alleges, among other things, that the Director Defendants breached their fiduciary duties to the stockholders of Illumina in connection with Roche’s tender offer, and seeks, among other things, declaratory and injunctive relief compelling the Director Defendants to “evaluate strategic alternatives and potential offers for Illumina,” “take decisive steps to maximize Company and shareholder value,” and/or to rescind or redeem the Rights Agreement, dated as of January 26, 2012, by and between Illumina and Computershare Trust Company, N.A. On February 17, 2012, the plaintiff filed an application for a temporary restraining order to prevent the Director Defendants from triggering the Rights Agreement and adopting other defensive measures. On February 22, 2012, the Superior Court heard argument on the application and declined to issue a temporary restraining order.

Between February 14 and March 8, 2012, seven substantially identical putative class actions were filed in the Court of Chancery of the State of Delaware against the Director Defendants and Illumina entitled Steven S Weinstein MD PC Profit Sharing Plan v. Illumina, Inc. et al., Lehigh County Employees Retirement Plan v. Illumina, Inc. et al., Freedman v. Rastetter et al., United Food and Commercial Workers Pension Fund of Northeastern Pennsylvania v. Illumina, Inc. et al., Elliot v. Illumina, Inc. et al., and Goodman v. Rastetter et al, and Ironworkers Local No. 25 Pension Fund v. Rastetter et al. The complaints allege, among other things, that the Director Defendants breached their fiduciary duties to the stockholders of Illumina in connection with Roche’s tender offer, and seek, among other things, declaratory and injunctive relief ordering the Director Defendants to evaluate strategic alternatives and potential acquisition offers and use the Rights Agreement in a manner consistent with their fiduciary duties, and enjoining them from initiating further defensive measures that may render the acquisition of Illumina more burdensome or expensive for a potential acquirer. The complaints also allege certain purported deficiencies in the disclosure contained in Illumina’s Schedule 14D-9.

On March 15, 2012, the Delaware Court of Chancery entered an order consolidating the Delaware actions into one action entitled In re Illumina, Inc. Shareholders Litigation and appointing co-lead plaintiffs and co-lead counsel.

On March 6, 2012, a putative class action entitled Derfler v. Illumina, Inc. et al. was filed in the United States District Court for the Southern District of California against the Director Defendants and Illumina. The complaint alleges, among other things, that the Director Defendants breached their fiduciary duties to the stockholders of Illumina in connection with Roche’s tender offer, and seeks, among other things, declaratory and injunctive relief ordering the Director Defendants to “exercise their fiduciary duties to obtain a transaction which is in the best interests of shareholders until the process for any combination of the Company with Roche is completed and highest possible price is obtained.” The complaint also alleges a claim under section 14(e) of the Securities Exchange Act of 1934 based on certain purported deficiencies in the disclosure contained in Illumina’s Schedule 14D-9.

PROPOSAL 1:

ELECTION OF DIRECTORS

General

Our certificate of incorporation and bylaws provide for a classified Board of Directors consisting of three classes of directors with staggered three-year terms. The Board of Directors currently consists of the following nine directors, having terms expiring at the respective annual meetings of stockholders noted below:

2012 Annual Meeting	2013 Annual Meeting	2014 Annual Meeting

A. Blaine Bowman Karin Eastham, CPA Jay T. Flatley William H. Rastetter, Ph.D.	Paul C. Grint, M.D. David R. Walt, Ph.D. Gerald Möller, Ph.D.	Daniel M. Bradbury Roy A. Whitfield

Election of Four Directors to Hold Office for Three Years until the 2015 Annual Meeting of Stockholders

Upon the recommendation of the Nominating/Corporate Governance Committee, our Board of Directors has nominated for election at the annual meeting the following slate of four nominees to hold office for three years until the annual meeting of stockholders in the year 2015 and until their successors are duly elected and qualified:

•	A. Blaine Bowman

•	Karin Eastham, CPA

•	Jay T. Flatley

•	William H. Rastetter, Ph.D.

Additional Information

For more information about each nominee and each of the other directors serving on our Board of Directors, please see “Information about Directors” in this proxy statement. Each of the Board of Director nominees is currently serving as a director. These nominees have agreed to serve if elected, and management has no reason to believe that such nominees will be unable to serve. In the event any of these nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominees who may be designated by the present Board of Directors to fill the vacancy.

The persons designated as proxies on the form of WHITE proxy card attached to this proxy statement intend to vote such proxy FOR the election of each of the four nominees named above, unless the stockholder indicates on the proxy that the vote should be withheld from any or all of these nominees.

Vote Required for Approval

A plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors is required for the election of directors. The four nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected to the Board of Directors. You may not vote for more individuals than the number nominated. In addition, stockholders may not cumulate votes in the election of directors.

We urge you to vote FOR the foregoing nominees on the WHITE proxy card and NOT to sign or return any gold proxy card sent to you by Roche for the following reasons:

We believe that the individuals selected and compensated by Roche would have conflicts of interests if elected to Illumina’s Board of Directors. As disclosed by Roche, Roche has paid each of its nominees $60,000 in consideration for service as a nominee. In addition, Roche will reimburse each of its nominees for reasonable out-of-pocket expenses incurred by such nominee in connection with the solicitation of proxies or his service as a nominee for this election, including travel expenses and fees of an independent counsel incurred prior to the annual meeting. Roche has also agreed to indemnify each of its nominees from and against any and all reasonable expenses, damages, losses, liabilities, judgments and amounts paid or payable in settlements arising out of or in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation in connection with, relating to or arising out of the solicitation of proxies or such nominee’s role or status as a nominee, with certain limitations. Roche’s nominees’ indemnification rights include the right to require Roche to advance all reasonable expenses incurred by such nominees.

Furthermore, in order to consider any strategies other than Roche’s offer, Illumina’s Board of Directors believes it would be in the best interests of our stockholders if our directors are not associated in any way with Roche.

According to Roche’s notice, none of Roche’s nominees owns any shares of Illumina. The members of Illumina’s Board of Directors, on the other hand, have investments in Illumina. Illumina’s current directors beneficially own approximately 3.2% of Illumina’s shares (including stock options exercisable within 60 days of March 8, 2012) in the aggregate. We believe this stake firmly links the Board of Directors’ economic interests with those of our stockholders (see “Stock Ownership of Principal Stockholders and Management”).

We believe Roche’s nominees have been nominated solely to facilitate Roche’s acquisition of Illumina at a price that is inadequate to Illumina’s stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF

EACH OF ILLUMINA’S DIRECTOR NOMINEES SET FORTH ABOVE ON THE WHITE PROXY CARD

PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 30, 2012, and the Board of Directors has determined that it would be desirable to request that the stockholders ratify such appointment. Before selecting Ernst & Young LLP, the Audit Committee considered the firm’s qualifications as independent registered public accountants and concluded that, based on Ernst & Young LLP’s prior performance and its reputation for integrity and competence, it was qualified. The Audit Committee also considered whether any non-audit services performed for us by Ernst & Young LLP would impair Ernst & Young LLP’s independence and concluded that they did not. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the fiscal year if it determines that such a change would be in our best interests and that of our stockholders.

A representative of Ernst & Young LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Vote Required for Approval

Stockholder ratification is not required for making such appointment for the fiscal year ending December 30, 2012 because the Audit Committee has responsibility for the appointment of our independent registered public accounting firm. The appointment is being submitted for ratification with a view toward soliciting the opinion of stockholders, which opinion will be taken into consideration in future deliberations. No determination has been made as to what action the Board of Directors or the Audit Committee would take if stockholders do not approve the appointment of Ernst & Young LLP. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON THE WHITE PROXY CARD

PROPOSAL 3:

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Rule 14a-21(a) of the Securities Exchange Act of 1934, we are seeking an advisory vote to approve the compensation of the named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation.” Following the 2011 annual meeting, and consistent with results of the advisory vote on executive compensation taken by our stockholders at that meeting, the Board of Directors adopted a policy to submit this advisory vote to the stockholders on an annual basis. Accordingly, stockholders are being asked to vote on the following advisory resolution:

RESOLVED, that the compensation paid to Illumina’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.

We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 37 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 49 through 53, which provide detailed information on the compensation of our named executive officers. The Board of Directors and the Compensation Committee believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to our recent and long-term success.

Vote Required for Approval

The advisory resolution set forth above, commonly referred to as a “say-on-pay” resolution, is not binding on the Board of Directors. Although not binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding executive compensation. Approval of the advisory resolution set forth above requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE FOREGOING RESOLUTION TO APPROVE, ON AN ADVISORY BASIS,

THE COMPENSATION OF ILLUMINA’S NAMED EXECUTIVE OFFICERS ON THE WHITE PROXY CARD

PROPOSALS 4, 5, AND 6: ROCHE’S BOARD OF DIRECTORS EXPANSION PROPOSALS

Roche has asked our stockholders to adopt resolutions at our annual meeting that would amend our bylaws to increase the size of Illumina’s Board of Directors by two members to eleven members and require that newly created directorships be filled only by a stockholder vote. Roche also proposes to fill the two newly created directorships with nominees that it has selected and compensated. Specifically, Roche intends to propose the following resolutions at the annual meeting:

PROPOSAL 4

RESOLVED, that Section 3.2 of the bylaws is amended and restated as follows:

“3.2 NUMBER OF DIRECTORS; ELECTION; AND TERM OF OFFICE OF DIRECTORS

The board of directors shall consist of eleven directors unless and until changed by a proper amendment of this Section 3.2 or by a duly adopted amendment to the certificate of incorporation.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.”

PROPOSAL 5

RESOLVED, that Section 3.4(a) of the bylaws is amended and restated as follows:

“(a)        Vacancies resulting from any director’s resignation, death or removal may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled only by the holders of a majority of the stock issued and outstanding and entitled to vote thereon and may not be filled by the board of directors. Such holders of a majority of the stock shall have the authority to designate the class of directors into which any newly appointed director is to be elected.”

PROPOSAL 6

RESOLVED, that the following persons be elected to the board of directors in the classes indicated to fill the two newly created directorships resulting from the increase in the number of members of the board of directors:

Earl (Duke) Collier, Jr.	Class Expiring at 2013 Annual Meeting

David Dodd	Class Expiring at 2014 Annual Meeting

Each of Roche’s nominees listed in this Proposal 6 has provided Illumina with his written consent to be named in this proxy statement and to serve as a director of Illumina if elected. Please refer to Roche’s revised preliminary proxy statement filed with the SEC on March 2, 2012 for information with respect to each of Roche’s nominees (Earl (Duke) Collier, Jr. and David Dodd).

Illumina’s Board of Directors’ Response to Roche’s Proposals 4, 5 and 6

The Board of Directors strongly opposes Roche’s proposals and urges you to vote AGAINST Proposals 4 and 5 and WITHHOLD ALL on Proposal 6 on the WHITE proxy card. In our view, Roche is making Proposals 4, 5 and 6 solely to facilitate its acquisition of Illumina at an inadequate price. If Proposals 4, 5 and 6 are approved, Roche will have the chance to have individuals selected and compensated directly by Roche constitute a majority of Illumina’s Board of Directors. In the event that Proposals 4 and 5 are approved but no directors are elected pursuant to Proposal 6, the two new directorships created pursuant to Proposal 4 will remain vacant until the next meeting of Illumina’s stockholders at which directors are to be elected, which could be Illumina’s next annual meeting. We believe Proposals 4, 5 and 6 do not serve the interests of Illumina’s stockholders. You should use the WHITE proxy card to vote AGAINST Proposals 4 and 5 and WITHHOLD ALL on Proposal 6.

In January 2012, Illumina’s Board of Directors rejected Roche’s proposal to acquire Illumina at a purchase price of $40.00 per share. Shortly thereafter, Roche commenced its tender offer to acquire all outstanding shares of Illumina common stock for $44.50 per share. On February 7, 2012, after careful consideration, including a thorough review of the terms and conditions of Roche’s unsolicited offer with Illumina’s financial and outside legal advisors, the Board of Directors unanimously determined that Roche’s offer of $44.50 per share is inadequate to Illumina’s stockholders and that Roche’s tender offer is not in the best interests of Illumina or its stockholders. The Board of Directors unanimously recommended that Illumina’s stockholders reject Roche’s offer and not tender their shares of Illumina’s common stock in the offer.

In reaching its recommendation, the Board of Directors considered numerous factors in consultation with Illumina’s management and its financial and outside legal advisors, including, but not limited to, the following:

•	Roche’s offer is inadequate and dramatically undervalues Illumina’s industry-leading position and growth opportunities:

•	Illumina is the leader in developing and commercializing tools and services for genetic analysis with an unrivaled breadth and depth of technological platforms;

•	The industry as a whole and Illumina in particular have substantial growth opportunities;

•	Illumina’s future prospects are underpinned by a robust pipeline of new products and services; and

•	Illumina has a long and proven track record of performance;

•	The timing of Roche’s offer is blatantly opportunistic and does not reflect Illumina’s strong platform of new products and pipeline:

•	Roche timed its offer opportunistically to capitalize on recent share price dislocation;

•	Roche timed its offer opportunistically to capture for itself the substantial growth opportunities inherent in Illumina’s strong platform of new products and pipeline; and

•

Illumina has a track record of continuous significant investment in novel platforms and, as a result, the Board of Directors believes that Illumina has a promising pipeline that will drive sustainable future growth and value in the near, medium and long term;

•	Roche’s offer fails to capture Illumina’s value as an enabler of personalized healthcare;

•	Roche’s tactics seek to disadvantage Illumina’s stockholders:

•

Illumina’s Board of Directors believes that Roche’s urgency in launching its offer reflects its tactic to act upon the short-term dislocation in Illumina’s stock price. Roche’s offer price of $44.50 per share was $34.90 below Illumina’s 52-week high of $79.40; and

•

Illumina’s Board of Directors believes that Roche acted to take advantage of Illumina’s depressed stock price levels in its attempt to transfer the significant future value of Illumina from Illumina’s stockholders to Roche and Roche’s stockholders;

•	Roche’s offer values Illumina at a price below recent trading levels:

•	The market price of Illumina’s stock has remained above Roche’s offer price of $44.50 per share since the public announcement of Roche’s offer on January 25, 2012; and

•

The closing price per share on the NASDAQ Global Select Market on February 6, 2012, the last trading day prior to the filing of Illumina’s Schedule 14D-9, was $51.97, which is 17% greater than Roche’s offer price of $44.50 per share; and

•	On February 7, 2012, each of Goldman, Sachs & Co. (“Goldman Sachs”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) rendered an oral opinion to the Board of Directors,

subsequently confirmed in writing, that, as of the date of such opinion and based upon and subject to the factors and assumptions set forth in its written opinion, the consideration proposed to be paid to the holders of Illumina common stock (other than Roche and its affiliates) pursuant to Roche’s tender offer was inadequate from a financial point of view to such holders. The full texts of the written opinions of Goldman Sachs and Merrill Lynch, each dated February 7, 2012, which set forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion, are attached as Annexes B and C, respectively, to Illumina’s Schedule 14D-9 filed with the SEC on February 7, 2012. Each of Goldman Sachs and Merrill Lynch provided its opinion for the information and assistance of the Board of Directors in connection with its consideration of Roche’s tender offer. The opinions of Goldman Sachs and Merrill Lynch are not recommendations as to whether or not any holder of Illumina common stock should tender such Illumina common stock in connection with Roche’s tender offer or any other matter.

It is the Board of Directors’ view that Roche is making Proposals 4, 5 and 6 solely to facilitate the acquisition of Illumina at an inadequate price. We strongly believe that the individuals selected and compensated directly by Roche would have conflicts of interest if elected to Illumina’s Board of Directors. We believe their ability to represent the best interests of all stockholders would be seriously compromised, especially with regard to proposals made by Roche, because each Roche nominee was selected by Roche and is receiving cash compensation and indemnification directly from Roche. In addition, each of them has signed an agreement with Roche.

Votes Required for Approval

The affirmative vote of sixty-six and two-thirds percent (66 2/3%) of our outstanding voting securities, voting as a single class, is required to approve Proposal 4. If you abstain from voting on this proposal, the abstention will have the same effect as an against vote.

The affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on Proposal 5 is required to approve Proposal 5. If you abstain from voting on this proposal, the abstention will have the same effect as an against vote.

To the extent Proposals 4 and 5 are approved, the affirmative vote of a majority of shares issued and outstanding and entitled to vote is required to approve Proposal 6. If Proposal 4 is approved and Proposal 5 is not approved, the newly created directorships could be filled by a plurality of votes cast.

The effectiveness of Proposal 6 is conditioned on the approval of Proposal 4. If Proposal 4 does not receive sufficient votes for approval, Proposal 6 will not be approved or have any effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” EACH OF PROPOSALS 4 AND 5 AND “WITHHOLD ALL” ON PROPOSAL 6 ON THE WHITE PROXY CARD

PROPOSAL 7: ROCHE’S BYLAW AMENDMENT REPEAL PROPOSAL

Roche has asked our stockholders to repeal any amendment to our bylaws adopted by Illumina’s Board of Directors without Illumina’s stockholders’ approval after April 22, 2010 and prior to the effectiveness of the resolution described below.

Specifically, Roche has asked our stockholders to adopt the following resolution:

RESOLVED, that the bylaws are hereby amended to repeal any and all amendments thereto adopted by Illumina’s board of directors without stockholder approval after April 22, 2010 and prior to the effectiveness of the resolution.

Illumina’s Board of Directors’ Response to Roche Proposal 7

Illumina’s Board of Directors unanimously recommends that you vote AGAINST the adoption of Roche’s bylaw amendment repeal proposal on the WHITE proxy card. Under Delaware law and Illumina’s organizational documents, the Board of Directors is charged with responsibility for overseeing the management of the company. In order to permit the Board of Directors to carry out its responsibilities and correspondingly fulfill its fiduciary duties to Illumina and its stockholders, both the Illumina certificate of incorporation and the bylaws provide that your Board of Directors has the power to make, alter, amend or repeal our bylaws. Roche’s proposal to repeal bylaw amendments seeks to repeal all amendments to our bylaws adopted by the Board of Directors without stockholder approval after April 22, 2010 and prior to the effectiveness of such proposal without regard to the subject matter of any bylaw amendment in question.

We believe that such an automatic, blanket repeal of any bylaw amendment adopted by the Board of Directors without stockholder approval could have the effect of repealing one or more properly adopted bylaw amendments that the Board of Directors determines to be in the best interests of Illumina and its stockholders and adopts in furtherance of its fiduciary duties. In addition, due to the time and expense required to solicit proxies, it might be impracticable for Illumina to obtain stockholder approval between now and the effectiveness of Roche’s proposal for a bylaw amendment that Illumina’s Board of Directors has determined to be in the best interests of Illumina and its stockholders and in furtherance of its fiduciary duties within a timeframe necessary to serve the best interests of Illumina and its stockholders.

For this reason, while Illumina’s Board of Directors has not amended our bylaws in any manner since April 22, 2010, and does not currently expect to adopt any amendments to the bylaws prior to the 2012 Annual Meeting of Stockholders, we believe Roche’s proposal to repeal bylaw amendments represents Roche’s attempt to interfere with the Board of Directors’ ability to act in accordance with its fiduciary duties to you and therefore should be rejected. Approval of Roche’s proposal to repeal bylaw amendments requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST”

PROPOSAL 7 ON THE WHITE PROXY CARD

INFORMATION ABOUT DIRECTORS

The following table sets forth the names, ages, and positions of our directors as of March 19, 2012. Our directors’ respective backgrounds and a discussion of the specific experience, qualifications, attributes, or skills of our directors that led the Board of Directors to conclude that each such person should serve as director are described following the table.

Name	Age	Position with Company
William H. Rastetter, Ph.D.(1)(2)(3)	63	Chairman of the Board
Jay T. Flatley	59	Director; President and Chief Executive Officer
A. Blaine Bowman(1)	65	Director
Daniel M. Bradbury(1)(2)	50	Director
Karin Eastham, CPA(1)(3)	62	Director
Paul C. Grint, M.D.(2)	54	Director
Gerald Möller, Ph.D.(4)	68	Director
David R. Walt, Ph.D.(3)	59	Director
Roy A. Whitfield(2)	58	Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating/Corporate Governance Committee
(4)	Member of the Diagnostics Advisory Committee

William H. Rastetter, Ph.D., has been a director since November 1998 and Chairman of the Board since January 2005. Dr. Rastetter is a co-founder of Receptos, Inc., a privately-held drug discovery and development company, and has been serving as Chairman of the Board since 2009. Dr. Rastetter has also been serving as a partner of Venrock Associates, a venture capital company since August 2006. From 2007 to 2009, Dr. Rastetter was Chief Executive Officer and the Executive Chairman of Apoptos, Inc., a privately-held oncology research and development company, which was acquired by Receptos in 2009. At the end of 2005, Dr. Rastetter retired as the Executive Chairman of Biogen Idec Inc., a biopharmaceutical company. He had served in this position since the merger of Biogen, Inc. and IDEC Pharmaceuticals Corporation in 2003. He served as Chief Executive Officer of IDEC Pharmaceuticals, a biotechnology company, from 1986 to 2003 and as Chairman of its Board of Directors from 1996 to 2003. Additionally, he served as President of IDEC Pharmaceuticals from 1986 to 2002, and as Chief Financial Officer from 1988 to 1993. From 1982 to 1986, Dr. Rastetter served in various positions at Genentech, Inc., a biotechnology company, and previously he was an associate professor at the Massachusetts Institute of Technology. Dr. Rastetter serves as Chairman of Neurocrine Biosciences, Inc., a NASDAQ-listed biopharmaceutical company focused on neurological and endocrine diseases and disorders, and Chairman and interim-CEO of Fate Therapeutics, a privately-held company focused on developing stem cell therapeutics. Dr. Rastetter holds an S.B. in Chemistry from the Massachusetts Institute of Technology and received his M.A. and Ph.D. in Chemistry from Harvard University.

In selecting Dr. Rastetter as a nominee for election to the Board of Directors, the Board considered, among other things, Dr. Rastetter’s scientific and technical expertise combined with his business experience in leading rapidly growing companies in the life science industry. Our continued growth is dependent on scientific and technical advances, and the Board of Directors believes that Dr. Rastetter offers both strategic and technical insight into the risks and opportunities associated with our business. In addition, Dr. Rastetter’s board and executive leadership experience at other life sciences companies provides valuable strategic and governance insight to the Board of Directors as a whole.

Jay T. Flatley has served as our President and Chief Executive Officer and as a director since October 1999. Prior to joining Illumina, Mr. Flatley was co-founder, President, Chief Executive Officer, and a director of Molecular Dynamics, Inc., a NASDAQ-listed life sciences company focused on genetic discovery and analysis, from 1994 until its sale to Amersham Pharmacia Biotech Inc. in 1998. He served in various other positions of increasing responsibility with Molecular Dynamics from 1987 to 1994. From 1985 to 1987, Mr. Flatley was Vice President of Engineering and Vice President of Strategic Planning at Plexus Computers, a UNIX computer company. Mr. Flatley also serves as a director of Coherent, Inc., a NASDAQ-listed provider of photonics-based solutions to commercial and scientific research markets, and he is also a member of the Keck Graduate Institute Board of Trustees. Mr. Flatley holds a B.A. in Economics from Claremont McKenna College and a B.S. and M.S. in Industrial Engineering from Stanford University.

In selecting Mr. Flatley as a nominee for election to the Board of Directors, the Board considered, among other things, Mr. Flatley’s experience in leading and managing our remarkable growth and development over the past 10 years. The Board of Directors believes that Mr. Flatley, through his long experience with the Company and his prior executive and board experience with Molecular Dynamics, Inc., contributes to the Board’s understanding of the needs of our customers, the markets in which we compete, and the risks and opportunities associated with our product development and technological advances.

A. Blaine Bowman has been a director since January 2007. Mr. Bowman was formerly the Chairman, President, and Chief Executive Officer of Dionex Corporation, a NASDAQ-listed manufacturer of analytical instruments. Mr. Bowman retired as President and Chief Executive Officer of Dionex in 2002 and as Chairman of the Board in 2005, and he remained a director of Dionex until its sale in 2011. He joined Dionex in 1977 and was named President and Chief Executive Officer in 1980. Before joining Dionex, Mr. Bowman was a management consultant with McKinsey & Company, a management consulting firm, and a product engineer with Motorola Semiconductor Products Division, a communication equipment company. Mr. Bowman also serves as a director of ProteinSimple, a privately-held life sciences company focused on protein research through the use of nanoproteomics. He also served as a past director of Molecular Devices Corporation, a NASDAQ-listed supplier of instruments and consumables for life science researchers, from 1985 until its sale in 2007, and of Solexa, Inc. from 2006 until its sale to Illumina in 2007. Mr. Bowman received his B.S. in Physics from Brigham Young University and an M.B.A. from Stanford University.

In selecting Mr. Bowman as a nominee for election to the Board of Directors, the Board considered, among other things, Mr. Bowman’s understanding of highly technical manufacturing processes associated with scientific instruments, his business leadership experience, and his deep understanding of operational financial issues. We design and manufacture our products, many of which are sophisticated scientific instruments used by scientists and researchers. The Board of Directors believes that Mr. Bowman contributes to the Board’s understanding of the needs of our customers and the risks associated with our manufacturing processes. In addition, Mr. Bowman’s experience as a management consultant and chief executive officer of a scientific equipment manufacturer contributes to the Board’s strategic understanding and review of our business opportunities. Mr. Bowman also served as a director of Solexa, Inc. at the time we acquired Solexa, and through this position he gained an understanding of the DNA sequencing market, which is our fastest growing market, and associated product development issues.

Daniel M. Bradbury has been a director since January 2004. Mr. Bradbury has been serving as the Chief Executive Officer of Amylin Pharmaceuticals, Inc., a NASDAQ-listed biopharmaceutical company, since March 2007, as President and a board member of Amylin since June 2006, and as Amylin’s Chief Operating Officer from 2003 to June 2006. He previously served as Executive Vice President from 2000 until his promotion in 2003. He joined Amylin in 1994 and held officer-level positions in Corporate Development and Marketing since that time. From 1984 to 1994, Mr. Bradbury held a number of sales and marketing positions at SmithKline Beecham Pharmaceuticals, a global pharmaceutical manufacturer. Mr. Bradbury serves as a board member of BIOCOM, the Keck Graduate Institute’s Board of Trustees, and the San Diego Regional Economic Development Corporation. Mr. Bradbury serves on the UCSD Rady School of Management’s Advisory Council, the University of Miami’s Innovation Corporate Advisory Council, and the University of Miami’s Diabetes Research Institute Corporate Advisory Council. He received a Bachelor of Pharmacy from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education.

In selecting Mr. Bradbury as a past nominee for election to the Board of Directors, the Board considered, among other things, Mr. Bradbury’s management and governance experience in the biopharmaceutical industry gained primarily through his involvement in leading the continuing growth and development of Amylin, a rapidly growing, global biopharmaceutical company. The Board of Directors believes that Mr. Bradbury contributes to the Board’s understanding of the risks and opportunities faced by a rapidly growing global business. In addition, Mr. Bradbury’s experience successfully commercializing pharmaceutical products contributes to the Board’s understanding of the risks and opportunities associated with new product development in an industry regulated by the U.S. Food and Drug Administration.

Karin Eastham, CPA, has been a director since July 2004. Ms. Eastham currently provides consulting and executive coaching to companies in the healthcare industry in addition to serving on the boards of directors for several life science companies. From May 2004 to September 2008, she served as Executive Vice President and Chief Operating Officer, and as a member of the Board of Trustees, of Burnham Institute for Medical Research, a non-profit corporation engaged in basic biomedical research. From 1999 to 2004, Ms. Eastham served as Senior Vice President, Finance, Chief Financial Officer and Secretary of Diversa Corporation, a biotechnology company. She previously held similar positions with CombiChem, Inc., a computational chemistry company, and Cytel

Corporation, a biopharmaceutical company. Ms. Eastham also held several positions, including Vice President, Finance, at Boehringer Mannheim Corporation, a biopharmaceutical company, from 1976 to 1988. Ms. Eastham also serves as a director for Amylin Pharmaceuticals, Inc., a NASDAQ-listed biopharmaceutical company; Geron Corporation, a NASDAQ-listed biopharmaceutical company; and Trius Therapeutics, Inc., a NASDAQ-listed biopharmaceutical company. Ms. Eastham also served as a past director of Genoptix, Inc., a NASDAQ-listed provider of specialized diagnostic laboratory services, from 2008 until its sale in 2011; Tercica, Inc., a NASDAQ-listed biopharmaceutical company, from 2003 until its sale in 2008; and SGX Pharmaceuticals, Inc., a NASDAQ-listed biopharmaceutical company, from 2005 until its sale in 2008. Ms. Eastham received a B.S. and an M.B.A. from Indiana University and is a Certified Public Accountant.

In selecting Ms. Eastham as a nominee for election to the Board of Directors, the Board considered, among other things, Ms. Eastham’s understanding of biomedical research institutions combined with her business leadership and finance experience. A significant portion of our customers includes biomedical research institutions, and the Board of Directors believes that Ms. Eastham provides the Board with greater insight into the needs of such institutions. Ms. Eastham also contributes to the Board’s understanding of governance and strategy for life sciences companies through her experience as a director in our industry. Additionally, Ms. Eastham’s extensive senior management experience in the biopharmaceutical industry, particularly in key corporate finance and accounting positions, also provide the appropriate skills to serve on our Board of Directors.

Paul C. Grint, M.D., has been a director since April 2005. Dr. Grint is currently President of Cerexa, Inc., a wholly-owned subsidiary of Forest Laboratories, Inc., a pharmaceutical company. Prior to joining Cerexa, Dr. Grint served as Senior Vice President at Forest Research Institute, Inc., the scientific development subsidiary of Forest Laboratories, Inc. Prior to joining Forest Laboratories, from 2006 to 2008 Dr. Grint was Chief Medical Officer at Kalypsys Inc., a biopharmaceutical company, and during 2006 he was Senior Vice President and Chief Medical Officer at Zephyr Sciences, Inc., a biopharmaceutical company. He has held similar executive positions at Pfizer Inc., IDEC Pharmaceuticals Corporation, and Schering-Plough Corporation. Dr. Grint began his pharmaceutical career at the Wellcome Research Laboratories in the UK and received his medical degree from the University of London, St. Bartholomew’s Hospital Medical College. He is a Fellow of the Royal College of Pathologists, a member of numerous professional and medical societies, and the author or co-author of over 50 publications.

In selecting Dr. Grint as a past nominee for election to the Board of Directors, the Board considered, among other things, Dr. Grint’s product development expertise gained from more than 20 years of experience in biologics and small molecule drug development, marked by the successful development of numerous commercial products in the fields of infectious disease, immunology, and oncology, combined with his understanding of the markets that we serve. Our continued growth is dependent on developing and commercializing new products and services for both the research and clinical markets. The Board of Directors believes that Dr. Grint contributes to the Board’s understanding of the needs of research and clinical customers and the risks and opportunities associated with new product development in an industry regulated by the U.S. Food and Drug Administration.

Gerald Möller, Ph.D., has been a director since July 2010. Dr. Möller is currently an advisor at HBM Bio Ventures AG, a Swiss investment firm focusing on biotechnology, emerging pharmaceutical, medical technology, and related industries. Previously, Dr. Möller spent 23 years at Boehringer Mannheim in Germany, Japan, and the United States, where he held a number of leadership positions, including president of Decentralized Diagnostics, president of Advanced Diagnostics and Biochemicals, and chief executive officer of Boehringer Mannheim Therapeutics. In 1995 he became chief executive officer of the worldwide Boehringer Mannheim Group. Following Boehringer’s acquisition by Roche in 1998, Dr. Möller became head of Global Development and Strategic Marketing, Pharmaceuticals, and a member of the Executive Committee at Hoffmann LaRoche where he served until the end of 1998. In addition to Illumina, Dr. Möller sits on several life sciences and diagnostics boards, including Morphosys AG, a Frankfurt Stock Exchange-listed biotechnology company focusing on developing the next generation of fully human antibodies; Bionostics, Inc., a privately-held developer and manufacturer of calibrators and quality control products for diabetes diagnostics test systems; and Vivacta Limited, a privately-held medical diagnostics company. Dr. Möller also is chairman of the Foundation for Innovative New Diagnostics (FIND), a product development and implementation partnership financed in part by the Bill & Melinda Gates Foundation. He holds a Ph.D. in physical chemistry from the University of Kiel in Germany.

In selecting Dr. Möller as a past nominee for election to the Board of Directors, the Board considered, among other things, Dr. Möller’s product development and diagnostics expertise gained from more than 30 years of leadership and strategic experience at global pharmaceutical and life science companies. The Board of Directors believes that Dr. Möller’s diagnostics experience, in particular, contributes to the Board’s understanding of the growing diagnostics market and the opportunity and risks associated with such market.

David R. Walt, Ph.D., is one of our founders and has been a director and Chairman of our Scientific Advisory Board since June 1998. Dr. Walt has been the Robinson Professor of Chemistry at Tufts University since 1995 and has been a Howard Hughes Medical Institute Professor since 2006. Dr. Walt is a Member of the National Academy of Engineering, a Fellow of the American Institute of Medical and Biological Engineers, and a Fellow of the American Association for the Advancement of Science. Dr. Walt has published over 200 papers and is named as an inventor or co-inventor of over 40 patents, many of which are directed to our micro-array products. He also serves as a board member for Quanterix, Inc., a privately-held company focused on single molecule analysis for clinical diagnostics. Dr. Walt holds a B.S. in Chemistry from the University of Michigan and received his Ph.D. in Chemical Biology from SUNY at Stony Brook.

In selecting Dr. Walt as a past nominee for election to the Board of Directors, the Board considered, among other things, Dr. Walt’s scientific and technical expertise combined with his understanding of the markets that we serve. Our continued growth is dependent on scientific and technical advances, and the Board believes that Dr. Walt offers both strategic and technical insight into the risks and opportunities associated with our business. In addition, Dr. Walt’s academic and research experience provides the Board of Directors with valuable insight into the needs of our customers, many of which are scientific research institutions, and the opportunities associated with serving the research market.

Roy A. Whitfield has been a director since January 2007. Mr. Whitfield is the former Chairman of the Board and Chief Executive Officer of Incyte Corporation (formerly Incyte Genomics), a NASDAQ-listed drug discovery and development company he co-founded in 1991. From 1993 to 2001, Mr. Whitfield served as its Chief Executive Officer and, from November 2001 until his retirement in June 2003, as its Chairman. Mr. Whitfield remains on the board of Incyte Corporation. From 1984 to 1989, Mr. Whitfield held senior operating and business development positions with Technicon Instruments Corporation, a medical instrumentation company, and its predecessor company, Cooper Biomedical, Inc., a biotechnology and medical diagnostics company. Earlier, Mr. Whitfield spent seven years with the Boston Consulting Group’s international consulting practice. In addition to serving on the Incyte Board, since 2000 he has served as a director of Nektar Therapeutics, a NASDAQ-listed clinical-stage biopharmaceutical company, and he served as a past director of Solexa, Inc. from 2006 until its sale to Illumina in 2007. Mr. Whitfield received a B.S. in Mathematics from Oxford University and an M.B.A. from Stanford University.

In selecting Mr. Whitfield as a past nominee for election to the Board of Directors, the Board considered, among other things, Mr. Whitfield’s management and governance experience in the biotechnology and genomics industries gained primarily through his involvement in leading the growth and development of Incyte Corporation. The Board of Directors believes that Mr. Whitfield contributes to the Board’s understanding of the risks and opportunities faced by a rapidly growing global business. In addition, Mr. Whitfield’s experience as a management consultant contributes to the Board’s strategic understanding and review of our business opportunities. Mr. Whitfield also served as a director of Solexa, Inc. at the time we acquired Solexa, and through this position he gained an understanding of the DNA sequencing market, which is our fastest growing market, and associated product development issues.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

Our business is managed under the direction of the Board of Directors. Our certificate of incorporation and bylaws provide for a classified Board of Directors consisting of three classes of directors with staggered three-year terms. The Board has determined that a majority of the members of the Board, specifically Mr. Bradbury, Mr. Bowman, Ms. Eastham, Dr. Grint, Dr. Möller, Dr. Rastetter, Dr. Walt, and Mr. Whitfield, are independent directors under the rules of The NASDAQ Global Select Market.

The Board of Directors intends to hold executive sessions of the non-management directors following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any employee directors of the Company. At its meetings during the fiscal year ended January 1, 2012 (“fiscal 2011”), the Board of Directors regularly met in executive sessions of non-employee directors.

The Board of Directors has adopted Corporate Governance Guidelines outlining its duties. These guidelines can be viewed on our website at www.illumina.com by clicking on “Company,” then “Investor Relations,” and then on “Corporate Governance.” The Board of Directors meets regularly to review significant developments affecting the Company and to act on matters requiring Board of Directors’ approval. The Board of Directors held eight formal meetings during fiscal 2011 and acted once by written consent. Board members are requested to make attendance at Board and Board committee meetings a priority, to come to meetings prepared, having read any materials provided to the Board of Directors prior to the meeting, and to participate actively in the meetings.

Attendance at Meetings

During fiscal 2011, each director attended, in person or by telephone, at least 75% of the total number of meetings of both the Board of Directors and Board committees on which such director served during the period. Board members are invited to attend our annual meetings of stockholders, but they are not required to do so. We reimburse the travel expenses of any director who travels to attend the annual meetings. Two members of the Board of Directors attended our 2011 annual meeting of stockholders.

Corporate Governance

The Board of Directors and our management believe that good corporate governance is an important component in enhancing investor confidence in the Company and increasing stockholder value. The imperative to continue to develop and implement best practices throughout our corporate governance structure is fundamental to our strategy to enhance performance by creating an environment that increases operational efficiency and ensures long-term productivity and growth. Sound corporate governance practices also ensure alignment with stockholder interests by promoting fairness, transparency, and accountability in business activities among employees, management, and the Board of Directors.

We maintain a corporate governance page on our website that includes key information about our corporate governance initiatives, including our Corporate Governance Guidelines, Code of Ethics, and charters for each of the committees of the Board of Directors, including the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, and the Diagnostics Advisory Committee. The corporate governance page can be found on our website at www.illumina.com by clicking on “Company,” then “Investor Relations,” and then on “Corporate Governance.”

Board Leadership Structure

We separate the positions of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. Our Chief Executive Officer is responsible for setting the strategic direction for the Company and its day-to-day leadership and performance, while the Chairman of the Board provides guidance to the Chief Executive Officer, reviews the schedules and agendas for Board meetings, and presides over meetings of the full Board. The Board of Directors believes that this leadership structure is best for the Company at the current time, as it appropriately balances the need for the Chief Executive Officer to run the Company on a day-to-day basis with significant involvement and authority vested in an outside independent board member. In addition, the Board of Directors believes that there are advantages to having an independent Chairman for matters such as communications and relations between the Board, the Chief Executive Officer, and other members of senior management; in assisting the Board in reaching consensus on particular strategies and policies; and in facilitating robust director, Board, and Chief Executive Officer evaluation processes. Under our Corporate Governance Guidelines, our independent Chairman is responsible for:

•	reviewing the schedules and agendas for Board meetings as determined and prepared by the Chief Executive Officer;

•	participating as an observer on any Board committee on which he or she is not a member, if appropriate;

•	discussing the results of the Chief Executive Officer’s performance evaluation with the Chair of the Compensation Committee; and

•	leading the Board in discussing and conveying to the Chief Executive Officer the results of the Chief Executive Officer’s performance evaluation.

In performing the duties described above, our independent Chairman is expected to consult with the Chairs of the appropriate Board committees and solicit their participation in order to avoid diluting the authority and responsibilities of such Committee Chairs.

Board’s Role in Risk Oversight

Risk Oversight Generally

The Board of Directors is responsible for overseeing our risk management. To assist its oversight function, the Board has delegated many risk oversight functions to the Audit Committee. Under its charter, the Audit Committee is responsible for providing advice to the Board with respect to our risk evaluation and mitigation processes, including, in particular, the processes utilized by management for identifying, evaluating, and mitigating strategic, financial, operational, regulatory, and external risks inherent in our business. The Audit Committee also oversees our internal audit function. In addition to the Audit Committee’s work in overseeing risk management, our full Board regularly engages in discussions of the most significant risks that we face and how these risks are being managed, and the Board receives reports on risk management from our senior officers and outside consultants engaged to provide an enterprise-level review of the risks facing the Company.

Our senior executives provide the Board of Directors and its committees with regular updates about our strategies and objectives and the risks inherent within them at Board and committee meetings and in regular reports. Board and committee meetings also provide a venue for directors to discuss issues of concern with management. The Board of Directors and committees call special meetings when necessary to address specific issues or matters that should be addressed before the next regularly scheduled meeting. In addition, our directors have access to our management at all levels to discuss any matters of interest, including those related to risk. Those members of management most knowledgeable about the issues attend Board meetings to provide additional insight into items being discussed, including risk exposures. In addition, the Company’s General Counsel and the Company’s Chief Financial Officer report directly to our President and Chief Executive Officer, providing him with visibility to our risk profile. The Board of Directors believes that the work undertaken by the Audit Committee, together with the work of the full Board and the President and Chief Executive Officer, enables the Board to effectively oversee our risk management function.

Compensation Programs

The Compensation Committee, together with senior management, also reviews compensation programs and benefits plans affecting employees generally (in addition to those applicable to our executive officers), and we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond our ability to effectively identify and manage significant risks; are compatible with effective internal controls and our risk management practices; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Committees of the Board of Directors

The Board of Directors has four standing committees to facilitate and assist the Board in the execution of its responsibilities. These committees are currently the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, and the Diagnostics Advisory Committee. In accordance with The NASDAQ Global Select Market listing standards, all of the committees are composed solely of non-employee, independent directors. Charters for each committee are available on our website at www.illumina.com by first clicking on “Company,” then “Investor Relations,” and then on “Corporate Governance.” The charter of each committee is also available in print to any stockholder who requests it.

Audit Committee

Members:	A. Blaine Bowman, Chairperson Daniel M. Bradbury Karin Eastham, CPA William H. Rastetter, Ph.D.

Number of Meetings in Fiscal 2011:	8

Purpose and Functions:

To oversee our accounting and financial reporting processes and audits of our financial statements on behalf of the Board of Directors and provide advice with respect to our risk evaluation and mitigation processes.

To monitor and advise the Board on:

•  the integrity of our financial statements and disclosures;

•  the independent auditor’s qualifications and independence;

•  the performance of internal and independent audit functions;

•  the adequacy of our internal controls;

•  our compliance with legal and regulatory requirements; and

•  the processes utilized by management for identifying, evaluating, and mitigating strategic, financial, operational, regulatory, and external risks inherent in our business.

Financial Experts:	The Board of Directors has unanimously determined that all Audit Committee members are financially literate under current NASDAQ listing standards, and at least one member has financial sophistication under NASDAQ listing standards. In addition, the Board of Directors has unanimously determined that all Audit Committee members qualify as an “audit committee financial expert” under SEC rules and regulations. Designation as an “audit committee financial expert” is an SEC disclosure requirement and does not impose any additional duties, obligations, or liability on any person so designated.

Compensation Committee

Members:	Roy A. Whitfield, Chairperson Daniel M. Bradbury Paul C. Grint, M.D. William H. Rastetter, Ph.D.

Number of Meetings in Fiscal 2011:	6

Purpose and Functions:

To discharge the responsibilities of the Board of Directors with respect to compensation matters for our executive officers and other employees and consultants.

To report annually to our stockholders on executive compensation matters.

To administer our equity and other compensation plans.

To take or cause to be taken such other actions and address such other matters as the Board of Directors may from time to time authorize the committee to undertake.

The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation or individual compensation objectives.

Mr. Flatley, our President and Chief Executive Officer, has been delegated limited authority to grant, without any further action required by the Compensation Committee, stock options and restricted stock units to any employee who has a title below the rank of “Vice President,” who is not designated as a “Section 16 Officer,” and who does not report directly to him. The purpose of this delegation of authority is to enhance the flexibility of equity administration and to facilitate the timely grant of equity awards to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee. At least annually, Mr. Flatley reports to the Compensation Committee on his exercise of this delegated authority during the preceding 12 months.

Nominating/Corporate Governance Committee

Members:	Karin Eastham, CPA, Chairperson William H. Rastetter, Ph.D. David R. Walt, Ph.D.

Number of Meetings in Fiscal 2011:	5

Purpose and Functions:

To identify individuals qualified to serve as members of the Board of Directors.

To select nominees for election as directors of the Company.

To evaluate the performance of the Board of Directors.

To develop and recommend to the Board of Directors corporate governance guidelines.

To provide oversight with respect to corporate governance and ethical conduct.

Diagnostics Advisory Committee

Members:	Gerald Möller, Ph.D., Chairperson

Number of Meetings in Fiscal 2011:	3

Purpose and Functions:

To periodically review and advise the Board of Directors on the strategic direction and objectives of our diagnostics business, including providing understanding, clarification, and validation of the fundamental strategy of the diagnostics business (and its positioning and impact on our overall corporate strategy) in order to enable the Board to make informed business decisions.

The committee is also responsible for identifying and discussing with the Board of Directors significant emerging trends and issues related, or of relevance, to the strategic goals and objectives of our diagnostics business.

Compensation Committee Interlocks and Insider Participation

Our executive compensation program has been administered by the Compensation Committee of our Board of Directors. None of the members of the Compensation Committee has been an officer or employee of ours. None of our current executive officers has ever served as a member of a board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee during fiscal 2011.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers, and employees, including our principal executive officer and principal financial officer. This code of ethics is reviewed by the Nominating/Corporate Governance Committee of our Board of Directors on an annual basis and modified as deemed necessary. Our code of ethics is available for download from our website, www.illumina.com, by first clicking on “Company,” then “Investor Relations,” and then on “Corporate Governance.” A copy of the Code of Ethics may also be obtained free of charge, from us upon a request directed to Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, Attention: Investor Relations. We will disclose within four business days any substantive changes in or waivers of the Code of Ethics granted to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K with the SEC.

DIRECTOR NOMINATIONS

Criteria for Board Membership

The Board of Directors has delegated to the Nominating/Corporate Governance Committee the responsibility for reviewing and recommending to the Board nominees for director. In accordance with our Corporate Governance Guidelines, the Nominating/Corporate Governance Committee, in evaluating Board candidates, considers factors such as depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, and willingness to devote adequate time to Board duties, all in the context of an assessment of the needs of the Board at the time. The Nominating/Corporate Governance Committee seeks to ensure that at least a majority of directors are independent under the rules of The NASDAQ Global Select Market, that members of our Audit Committee meet the financial literacy and sophistication requirements under the rules of The NASDAQ Global Select Market, and at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC.

The Nominating/Corporate Governance Committee’s objective is to maintain a board of individuals of the highest personal character, integrity, and ethical standards, and that reflects a range of professional backgrounds and skills relevant to our business. For each of the nominees to the Board, the biographies shown above highlight the experiences and qualifications that were viewed as being among the most important by the Nominating/Corporate Governance Committee in concluding that the nominee should serve as a director of the Company. The Nominating/Corporate Governance Committee considers diversity as one of many, but not dispositive, factors in identifying nominees for director, including personal characteristics such as race and gender, as well as diversity in the experience and skills that contribute to the Board’s performance of its responsibilities in the oversight of a complex and highly-competitive global business. The Nominating/Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

Process for Identifying and Evaluating Nominees

The Nominating/Corporate Governance Committee believes we are well-served by our current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating/Corporate Governance Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating/Corporate Governance Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. In addition, from time to time the Board may seek to expand its ranks to bring in new Board members with special skills and/or experience relevant and useful to us at our particular stage of development. Director candidates will be selected based on input from members of our Board of Directors, our senior management, and, if the Nominating/Corporate Governance Committee deems appropriate, a third-party search firm. The Nominating/Corporate Governance Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating/Corporate Governance Committee. Candidates meriting serious consideration will meet with all members of the Board of Directors. Based on this input, the Nominating/Corporate Governance Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board or presented for the approval of the stockholders, as appropriate.

Stockholder Nominees

The Nominating/Corporate Governance Committee will consider written proposals from stockholders for nominees for director under the same criteria described above but, based on those criteria, may not necessarily recommend those nominees to the Board of Directors. Any such nominations should be submitted to the Nominating/Corporate Governance Committee, via the attention of our Secretary, and should include the following information:

•

all information relating to such nominee that is required to be disclosed pursuant to the Securities Exchange Act of 1934 (including such person’s written consent to a background check, to being named in the proxy statement as a nominee, and to serving as a director, if elected);

•	the names and addresses of the stockholder(s) making the nomination and the number of shares of our common stock that are owned beneficially and of record by such stockholder(s); and

•

appropriate biographical information and a statement as to the qualification of the nominee, including the specific experience, qualifications, attributes, or skills of the nominee, demonstrating the relevance and usefulness to our company of such experience, qualifications, attributes, and/or skills at our particular stage of development.

Nominations should be submitted in the timeframe described in our bylaws and under the caption “Stockholder Proposals for our 2013 Annual Meeting” below.

From time to time, we have retained and may in the future retain the services of an independent third-party search firm to assist the Nominating/Corporate Governance Committee in identifying and evaluating potential candidates.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

All interested parties who wish to communicate with the Board of Directors or any of the non-management directors may do so by sending a letter to the Corporate Secretary, Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, and should specify the intended recipient or recipients. All such communications will be forwarded to the appropriate director or directors for review, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

In addition, you may send, in an envelope marked “Confidential,” a written communication to the Chair of the Audit Committee, via the attention of our Corporate Secretary, at Illumina, Inc., 5200 Illumina Way, San Diego, California 92122. All such envelopes will be delivered unopened to the Chair of our Audit Committee.

DIRECTOR AND EXECUTIVE OFFICER STOCK OWNERSHIP POLICY

The Board of Directors, acting on the recommendation of the Compensation Committee, has adopted stock ownership guidelines that are applicable to each of our non-employee directors, each of our executive officers who is subject to restrictions of Section 16 of the Securities Exchange Act of 1934, and each of our officers having a title of “Senior Vice President” or above. Under the ownership guidelines each individual subject to the guidelines is expected to own and hold shares of our common stock having an aggregate value at least equal to:

•	with respect to non-employee directors, three times the annual cash retainer paid to non-employee directors for serving as a director, without regard to committee or chairperson assignments; and

•	with respect to executive officers, such executive officer’s base salary.

Under the ownership guidelines, each individual subject to the guidelines is required to achieve compliance with the applicable ownership levels set forth above within three years from the date such individual director or officer first became subject to the guidelines, which is typically from the later of when such individual joined the Company or March 8, 2010 (the effective date of the ownership guidelines).

Unvested shares of restricted stock, unvested restricted stock units (“RSUs”), and unvested stock options do not count towards satisfaction of the ownership guidelines. Because we do not count such unvested awards, even if such awards are time vesting-only, we believe that our ownership policy is more robust than ownership policies adopted by other companies that may have higher ownership thresholds but count unvested awards if the passage of time is the only vesting requirement.

During such time as a covered officer or director is not in compliance with his or her applicable ownership guidelines, such officer or director:

•

is required to retain an amount equal to 100% of the net shares of common stock received as a result of the vesting of restricted stock or RSUs (“net shares” are those shares that remain after shares are sold or netted to pay withholding taxes); and

•	may not establish a qualified trading plan (i.e., a Rule 10b5-1 trading program) or modify an existing qualified trading plan to increase the number of shares of our common stock to be sold under such plan (under our Insider Trading Policy our directors, executive officers and each of our officers having a title of “Senior Vice President” or above may only sell shares of our common stock pursuant to a qualified trading plan).

DIRECTOR COMPENSATION

Our directors play a critical role in guiding our strategic direction and overseeing the management of the Company. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors. The many responsibilities and risks and the substantial time commitment of being a director of a public company require that we provide adequate incentives for our directors’ continued performance by paying compensation commensurate with our directors’ workload. Our non-employee directors are compensated based upon their respective levels of Board participation and responsibilities, including service on Board committees. Directors who are our employees, such as Mr. Flatley, receive no separate compensation for their services as directors.

Our director compensation is overseen by the Compensation Committee of our Board of Directors, which makes recommendations to the Board of Directors on the appropriate amount and structure of our programs in light of then-current competitive practice. The Compensation Committee typically receives advice and recommendations from a compensation consultant with respect to its determination on director compensation matters.

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board of Directors.

Cash Compensation

Annual Retainer

During fiscal 2011, each of our non-employee directors was eligible to receive an annual cash retainer of $50,000, and the Chairman of the Board was eligible to receive an additional $20,000. The Board of Directors has determined not to make any changes to the amount of the foregoing annual retainers for the fiscal year ending on December 30, 2012.

Committee Fees

In addition, during fiscal 2011 each of our non-employee directors serving on one or more Board committees was eligible to receive the applicable fees set forth below.

	Fiscal 2011 Board Committee Fees ($)
	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee	Diagnostics Advisory Committee
Chairperson	25,000	15,000	12,500	12,500
Member	15,000	10,000	7,000	N/A	(1)

(1)	The Diagnostics Advisory Committee has only one member, who is also the Chairperson.

The Board of Directors has determined not to make any changes to the foregoing applicable fees for the fiscal year ending on December 30, 2012.

Stock in Lieu of Cash Compensation

Non-employee directors may elect to receive shares of our common stock in lieu of all, but not less than all, cash retainers and Board committee fees (discussed above) otherwise payable by the Company to such director in a given calendar year. Shares issued to an eligible director electing to receive cash compensation in the form of shares will not be subject to vesting or forfeiture restrictions and will be issued on a quarterly basis. The number of shares issued to an eligible director electing to receive shares in lieu of cash will equal the amount of cash compensation otherwise payable by the Company to such director for the immediately preceding calendar quarter, divided by the weighted average closing price of our common stock during the immediately preceding calendar quarter (calculated by reference to each trading day during such quarter). No fractional shares will be issued, and in lieu of fractional shares, the Company will pay to such electing director an amount of cash equal to any such fractional share multiplied by the weighted average closing price of our common stock during the immediately preceding calendar quarter (calculated by reference to each trading day during such quarter).

Equity Compensation

Annual Awards

In connection with our 2011 annual meeting of stockholders, each of our non-employee directors received a stock option grant of 10,800 shares and an award of 1,440 RSUs, in each case granted under our Amended and Restated 2005 Stock and Incentive Plan. Each stock option grant has an exercise price equal to the fair market value of our common stock on the grant date, May 10, 2011, which was the date of our 2011 annual meeting of stockholders. Both the stock options and the RSUs vest on the earlier of (i) the one year anniversary of the grant date of the option or award and (ii) the date immediately preceding the date of the annual meeting of our stockholders for the year following the year of grant of the option or award. The Board of Directors has determined not to make any changes to the foregoing applicable awards for the fiscal year ending on December 30, 2012, which awards will be granted in connection with our 2012 Annual Meeting of Stockholders.

Awards Upon First Joining the Board of Directors

Upon first joining the Board of Directors, each non-employee director is eligible to receive a one-time stock option grant of 28,000 shares and an award of 4,000 RSUs, which grant or award is to be made automatically on the date the individual is elected a director, whether by stockholder approval or appointment by the Board, with a stock option exercise price equal to the fair market value of our common stock on the grant date. Both the stock options and the RSUs vest over a four-year period, with 25% vesting on the first anniversary of the grant and the remaining portion vesting monthly over the following 36 months and with 25% of the RSU vesting on each of the first four anniversaries of the grant.

Additional Benefits

Directors who receive RSUs are given the opportunity, at the time they execute award agreements providing for the RSU grant, to elect to receive, at the time the RSU vests, a portion of the award in cash rather than in shares in order to enable the director to satisfy his or her obligation to pay the federal income tax that becomes due at the time of such vesting.

In addition to the cash and equity compensation described above, we reimburse our non-employee directors for their expenses incurred in connection with attending Board and committee meetings. We do not provide directors with additional compensation for attending Board or committee meetings.

Non-Employee Director Compensation

The following table summarizes the total compensation paid by the Company to the non-employee directors for the fiscal 2011.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
William H. Rastetter	102,000	108,950	337,337	—	—	—	548,287
A. Blaine Bowman	75,000	108,950	337,337	—	—	—	521,287
Daniel M. Bradbury	75,000	108,950	337,337	—	—	—	521,287
Karin Eastham	77,500	108,950	337,337	—	—	—	523,787
Paul C. Grint(6)	—	108,950	337,337	—	—	—	446,287
Gerald Möller	62,500	108,950	337,337	—	—	—	508,787
David R. Walt	57,000	108,950	337,337	—	—	—	503,287
Roy A. Whitfield	65,000	108,950	337,337	—	—	—	511,287

(1)	Jay T. Flatley, our President and Chief Executive Officer, is not included in this table as he is our employee and receives no additional compensation for his service as a director. The compensation received by Mr. Flatley as our employee is shown in the Summary Compensation Table on page 49.

(2)	Includes cash received in lieu of stock at the time that an RSU award vests. Please see “Additional Benefits” above.
(3)	This reflects the grant date fair value of awards granted during fiscal 2011. Assumptions used in the calculation of these amounts are included in Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 24, 2012.
(4)	Each of the directors received an award of 1,440 RSUs on May 10, 2011 (the date of our 2011 annual meeting of stockholders), with a per share value of $75.66 (the closing price of our common stock on NASDAQ on May 10, 2011).
(5)	Each of the directors received a stock option award for 10,800 shares on May 10, 2011 (the date of our 2011 annual meeting of stockholders), with a per share exercise price of $75.66 (the closing price of our common stock on NASDAQ on May 10, 2011).
(6)	Dr. Grint waived fees payable in cash for Board and committee service totaling $60,000.

The following table shows the total number of unvested RSUs and total stock options held by each of our non-employee directors as of January 1, 2012:

	Unvested RSUs	Stock Options Outstanding
Name	Outstanding	Vested	Unvested
William H. Rastetter	1,440	135,500	10,800
A. Blaine Bowman	1,440	97,956	10,800
Daniel M. Bradbury	1,440	41,500	10,800
Karin Eastham	1,440	79,500	10,800
Paul C. Grint	1,440	89,500	10,800
Gerald Möller	4,400	10,500	28,300
David R. Walt	1,440	155,500	10,800
Roy A. Whitfield	1,440	70,700	10,800

STOCK OWNERSHIP OF

PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned by each of our directors and director nominees and each executive officer named in the Summary Compensation Table (the “named executive officers”), and by all of our directors, director nominees, and executive officers as a group.

The information set forth below is as of March 8, 2012 and is based upon information supplied or confirmed by the named individuals. The address of each person named in the table below is c/o Illumina, Inc., 5200 Illumina Way, San Diego, California 92122.

Name of Beneficial Owner	Common Stock Beneficially Owned (Excluding Stock Options)(1)	Stock Options Exercisable Within 60 Days of March 8, 2012(2)	Total Common Stock Beneficially Owned(1)(2)	Percent of Common Stock(3)
Jay T. Flatley(4)	310,841	1,849,999	2,160,840	1.7%
Christian O. Henry	12,927	202,066	214,993	*
Christian G. Cabou(5)	17,029	108,280	125,309	*
Nicholas J. Naclerio	1,546	109,243	110,789	*
Tristan B. Orpin	20,635	249,489	270,124	*
William H. Rastetter	93,920	146,300	240,220	*
A. Blaine Bowman	7,240	108,756	115,996	*
Daniel M. Bradbury	5,240	52,300	57,540	*
Karin Eastham	4,920	90,300	95,220	*
Paul C. Grint	5,640	100,300	105,940	*
Gerald Möller	5,440	23,633	29,073	*
David R. Walt(6)	1,059,286	166,300	1,225,586	*
Roy A. Whitfield	4,440	81,500	85,940	*
All directors, director nominees, and executive officers as a group (17 persons, including those directors and executive officers named above)	1,571,036	3,741,740	5,312,776	4.2%

*	Represents beneficial ownership of less than one percent (1%) of the issued and outstanding shares of common stock.
(1)	Includes shares of stock beneficially owned as of March 8, 2012. Also includes restricted stock units, or RSUs, vesting within 60 days of March 8, 2012. An RSU represents a conditional right to receive one share of our common stock at a specified future date.
(2)	Includes stock options that are exercisable as of March 8, 2012 and stock options that vest, or become exercisable, within 60 days of March 8, 2012.
(3)	Percentage ownership is based on 123,245,495 shares of common shares of common stock outstanding on March 8, 2012.
(4)	Includes 15,000 shares owned by Mr. Flatley’s children.
(5)	Includes 1,000 shares for which Mr. Cabou shares voting power with his spouse.
(6)	Includes 82,960 shares owned by Dr. Walt’s spouse.

The following table sets forth, as of March 8, 2012, the amount of beneficial ownership of each beneficial owner of more than five percent of our common stock:

Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percent of Common Stock(1)
Capital Research Global Investors(2) 333 South Hope Street Los Angeles, CA 90071	13,975,676	11.3%
Baillie Gifford & Co.(3) Calton Square, 1 Greenside Row Edinburgh EH1 3AN Scotland UK	13,690,903	11.1%
Sands Capital Management, LLC(4) 1101 Wilson Blvd. Suite 2300 Arlington, VA 22209	11,122,866	9.0%
Morgan Stanley(5) 1585 Broadway New York, NY 10036	9,317,417	7.6%
Prudential Financial, Inc.(6) 751 Broad Street Newark, NJ 07102	7,029,429	5.7%
AllianceBernstein LP(7) 1345 Avenue of the Americas New York, NY 10105	6,920,656	5.6%
Edgewood Management LLC(8) 350 Park Avenue, 18th Floor New York, NY 10022	6,213,217	5.0%

(1)	Percentage ownership is based on 123,245,495 shares of common shares of common stock outstanding on March 8, 2012.
(2)	This information is based on a Schedule 13G/A filed with the SEC on February 9, 2012. Capital Research Global Investors reports that it has sole voting power with respect to 13,975,676 shares and sole dispositive power with respect to 13,975,676 shares.
(3)	This information is based on a Schedule 13G/A filed with the SEC on February 13, 2012. Baillie Gifford & Co. reports that it has sole voting power with respect to 10,199,418 shares and sole dispositive power with respect to 13,690,903 shares.
(4)	This information is based on a Schedule 13G/A filed with the SEC on February 14, 2012. Sands Capital Management, LLC reports that it has sole voting power with respect to 7,442,211 shares and sole dispositive power with respect to 11,122,866 shares and that such shares are beneficially owned by clients of Sands Capital Management, LLC.
(5)	This information is based on a Schedule 13G/A filed with the SEC on February 8, 2012. Morgan Stanley reports that it has sole voting power with respect to 9,128,819 shares and sole dispositive power with respect to 9,317,417 shares. We understand that the shares being reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Investment Management Inc., an investment adviser and a wholly owned subsidiary of Morgan Stanley.
(6)	This information is based on a Schedule 13G/A filed with the SEC on February 14, 2012. Prudential Financial, Inc. has sole voting and sole dispositive power over 137,651 shares, shared voting power over 3,958,768 shares, and shared dispositive power over 6,891,778 shares, which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Prudential indirectly owns 100% of equity interests of Jennison Associates LLC. As a result, Prudential Financial, Inc. may be deemed to have shared dispositive power over the 7,002,319 shares reported on Jennison Associates LLC’s Schedule 13G/A filed with the SEC on February 13, 2012. Jennison Associates LLC does not file jointly with Prudential Financial, Inc.; as such, shares included in Jennison Associates LLC’s Schedule 13G/A may also be included in the shares reported in the Schedule 13G/A filed by Prudential Financial, Inc.
(7)	This information is based on a Schedule 13G filed with the SEC on February 13, 2012. AllianceBernstein LP reports that it has sole voting power with respect to 6,333,000 shares, sole dispositive power with respect to 6,911,793 shares, shared voting power over 7,563 shares, and shared dispositive power over 8,863 shares. We understand that AllianceBernstein LP is a majority owned subsidiary of AXA Financial, Inc. (an indirect majority owned subsidiary of AXA SA) and that AllianceBernstein LP may be deemed to share beneficial ownership with AXA SA reporting persons by virtue of 8,863 shares of common stock acquired on behalf of general and special accounts of the affiliated entities for which AllianceBernstein LP serves as subadvisor.
(8)	This information is based on a Schedule 13G filed with the SEC on February 13, 2012. Edgewood Management LLC reports that it has shared voting power and shared dispositive power with respect to 6,213,217 shares. Edgewood Management LLC has disclaimed beneficial ownership in the shares it reported except to the extent of its pecuniary interest therein.

EXECUTIVE OFFICERS

The following table sets forth the names, ages, positions, and business experience during the past five years of our executive officers as of March 19, 2012:

Jay T. Flatley, age 59

President & Chief Executive Officer

•	1999 – present: present position
•	Joined Illumina 1999

Christian G. Cabou, age 62

Senior Vice President, General Counsel & Secretary

•	2006 – present: present position
•	2001 – 2006: general counsel for GE Global Research, General Electric Company’s advanced industrial research and development industrial laboratories
•	Joined Illumina 2006

Gregory F. Heath, Ph.D., age 54

Senior Vice President & General Manager, Diagnostics

•	2008 – present: present position
•

2004 – 2008: senior vice president for Roche Molecular Systems, Inc., responsible for its global molecular diagnostics business (2006-2008), global marketing and business development (2005-2006), and global product marketing (2004-2005)

•	Joined Illumina 2008

Christian O. Henry, age 44

Senior Vice President & General Manager, Genomic Systems

•	2012 – present: present position
•	2010 – 2012: Senior Vice President, Chief Financial Officer & General Manager, Life Sciences
•	2009 – 2010: Senior Vice President, Corporate Development & Chief Financial Officer
•	2006 – 2009: Senior Vice President & Chief Financial Officer
•	Joined Illumina 2005

Nicholas J. Naclerio, age 50

Senior Vice President, Corporate and Venture Development

•	2010 – present: present position
•	2007 – 2008: executive chairman of True Materials, a privately-held life science company that was acquired by Affymetrix, Inc.
•	2003 – 2005: chief executive officer of ParAllele BioScience, Inc., a privately-held life science company that was acquired by Affymetrix, Inc.
•	Joined Illumina 2010

Tristan B. Orpin, age 46

Senior Vice President & Chief Commercial Officer

•	2010 – present: present position
•	2007 – 2010: Senior Vice President, Commercial Operations
•	2002 – 2007: Vice President of Worldwide Sales
•	Joined Illumina 2002

Matthew L. Posard, age 44

Senior Vice President & General Manager, Translational and Consumer Genomics

•	2012 – present: present position
•	2007 – 2012: Vice President, Global Sales
•	2006 – 2007: Vice President, Marketing
•	Joined Illumina 2006

Mostafa Ronaghi, Ph.D., age 43

Senior Vice President & Chief Technology Officer

•	2008 – present: present position
•	2002 – 2008: principal investigator at Stanford University, where Dr. Ronaghi focused on the development of novel tools for molecular diagnostic applications
•	2007 – 2008: chairman and chief scientific officer for Avantome, Inc., a privately-held sequencing company co-founded by Dr. Ronaghi and acquired by Illumina in 2008
•	Joined Illumina 2008

Marc A. Stapley, age 42

Senior Vice President & Chief Financial Officer

•	2012 – present: present position
•	2009 – 2012: senior vice president, finance at Pfizer, Inc.
•	2007 – 2009: chief financial officer, Americas at Alcatel-Lucent USA, Inc.
•	2006 – 2007: controller, wireless business group at Alcatel-Lucent USA, Inc.
•	Joined Illumina 2012

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors determines the compensation for our executive officers. The Compensation Committee considers, adopts, reviews, and revises executive officer compensation plans, programs, and guidelines, and reviews and determines all components of each executive officer’s compensation. Compensation programs, and the compensation components, for the President and Chief Executive Officer are, additionally, subject to approval by the Board of Directors. The Compensation Committee also consults with management and Illumina’s employee rewards and benefits group regarding both executive and non-executive employee compensation plans and programs, including administering our equity incentive plans.

This section of the proxy statement explains how our executive compensation programs are designed and operate with respect to Illumina’s “named executive officers,” who are the CEO, CFO, and the three other most highly compensated executive officers in a particular year. For fiscal 2011, our named executive officers are:

•	Jay T. Flatley — President & Chief Executive Officer

•	Christian O. Henry — Senior Vice President & General Manager, Genomic Systems

•	Christian G. Cabou — Senior Vice President, General Counsel & Secretary

•	Nicholas J. Naclerio — Senior Vice President, Corporate & Venture Development

•	Tristan B. Orpin — Senior Vice President & Chief Commercial Officer

Recent “Say-on-Pay” Vote

In May 2011, we held a stockholder advisory vote to approve the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote. We received favorable consideration, with over 97% of stockholder votes approving the proposal, affirming stockholder support for our approach to executive compensation. As a result, the Compensation Committee decided to retain our general approach in the 2012 fiscal year. The Compensation Committee will consider the outcome of the annual say-on-pay votes when making future compensation decisions.

Compensation Philosophy and Objectives

Our executive compensation and benefit programs aim to encourage our executive officers to continually pursue strategic opportunities, while effectively managing our day-to-day operations. Specifically, we have created a compensation package that combines short- and long-term components (cash and equity, respectively) at the levels we believe are most appropriate to motivate and reward our executive officers. The Compensation Committee and our management believe that the proportion of at-risk, performance-based compensation should rise as an employee’s level of responsibility increases.

Our executive compensation program is designed to achieve four primary objectives:

•	attract, retain, and reward executives who contribute to our success;

•	provide economic incentives for executives to achieve business objectives by linking executive compensation with our overall performance;

•	strengthen the relationship between executive pay and stockholder value through the use of long-term compensation; and

•	reward individuals for their specific contributions to our success.

Use of Market Data and Benchmarking

We strive to set executive compensation at competitive levels. This involves, among other things, establishing compensation levels that are generally consistent with levels at other companies with which we compete for talent.

During fiscal 2011, the Compensation Committee retained Radford, an Aon Hewitt Company, as the Compensation Committee’s advisor reporting directly to the Chairperson. The Compensation Committee maintains sole authority to retain and determine the work to be performed by Radford. During fiscal 2011, the Compensation Committee directed Radford to conduct a comprehensive formal review and analysis of our executive compensation and incentive programs relative to competitive benchmarks. This review consisted of a benchmarking analysis of our executive compensation philosophy and practices against prevailing market practices of identified peer group companies and broader industry trends. The analysis included the review of the total direct compensation (inclusive of salary, cash bonuses, and equity awards) of our executive officers. It was based on an assessment of market trends covering available public information in addition to proprietary data provided by Radford. The peer group was developed considering companies within the industry that have similar business challenges and complexities where we might recruit and lose executive talent.

The Compensation Committee considered a number of factors in defining the peer group, including industry competitors of similar revenue range, growth rates, employee size, and market capitalization range that we believe reflects the market for talent and stockholder investment. Many of the industry competitors are located in our geographical area, which reflects high cost-of-living areas and therefore impacts rate of pay.

The following companies made up the compensation peer group for fiscal 2011:

•	Affymetrix, Inc.
•	Alere Inc.
•	Beckman Coulter, Inc.(1)
•	Bruker Corporation
•	The Cooper Companies, Inc.
•	Edwards Lifesciences Corporation
•	Gen-Probe, Incorporated
•	Hologic, Inc.
•	IDEXX Laboratories, Inc.
•	Intuitive Surgical, Inc.
•	Life Technologies Corporation
•	National Instruments Corporation
•	PerkinElmer, Inc.
•	QIAGEN N.V.
•	ResMed Inc.
•	Waters Corporation

(1)	In 2011, Beckman Coulter, Inc. was acquired by Danaher Corporation.

We target our total direct compensation for executive officers at between the 60th and 75th percentile of compensation paid to executives within our compensation peer group, with the largest component of the total direct compensation being delivered through equity-based awards in order to retain our executives and align their interests with those of our stockholders. We may deviate from these general target levels to reflect the executive’s experience, the executive’s sustained performance level, and market factors as deemed appropriate by the Compensation Committee. The Compensation Committee reviews the information prepared by management from the Radford assessment, reviews each component of an executive’s compensation during the current year and prior years, and considers an executive’s contribution to the achievement of our strategic goals and objectives, the executive’s overall compensation, and other factors to determine the appropriate level and mix of compensation. An executive’s compensation is not determined by formula but, instead, in comparison to market and within our company to positions with similar responsibility and impact on operations.

Role of the Compensation Committee

The Compensation Committee has overall responsibility for approving and evaluating our executive officer compensation plans, policies, and programs. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning, and meets the requirements, of Rule 16b-3 of the Securities Exchange Act of 1934 and the rules of The NASDAQ Global Select Market. The Compensation Committee functions under a written charter, which was adopted by the Board of Directors. The charter is reviewed annually and updated as appropriate. A copy of the charter is available on our website at www.illumina.com by clicking on “Company,” then “Investor Relations,” and then on “Corporate Governance.”

The primary responsibilities of the Compensation Committee are to:

•

recommend to the Board of Directors the amount and form of compensation to be paid to our Chief Executive Officer, taking into account the results of the Board of Director’s annual performance evaluation of the Chief Executive Officer;

•	review and approve the amount and form of compensation to be paid to our other executive officers and senior, non-executive employees;

•	exercise oversight of our compensation practices for all other non-executive employees;

•	administer our equity compensation plans; and

•

review and make initial (in the case of new hires) and periodic (in the case of then-current Company employees) determinations with respect to who is (i) an “executive officer” of the Company with reference to Rule 3b-7 of the Securities Exchange Act of 1934 and (ii) a “Section 16 officer” of the Company with reference to Rule 16a-1(f) of the Securities Exchange Act of 1934.

The Compensation Committee meets as often as it considers necessary to perform its duties and responsibilities. The Compensation Committee held six meetings during fiscal 2011, and it has held two meetings so far in 2012 to review and finalize compensation elements related to fiscal 2011. The Chairperson works with the Chief Executive Officer and the Vice President of Human Resources to establish the meeting agenda in advance of each meeting. The Compensation Committee typically meets with the Chief Executive Officer, Chief Financial Officer, General Counsel, Vice President of Human Resources, our external counsel, and, on occasion, with an independent compensation consultant retained by the Compensation Committee. When appropriate, such as when the Compensation Committee is discussing or evaluating compensation for the Chief Executive Officer, the Compensation Committee meets in executive session without management. The Compensation Committee receives and reviews materials in advance of each meeting. These materials include information that the independent compensation consultant and management believe will be helpful to the Compensation Committee, as well as materials that the Compensation Committee has specifically requested, including benchmark information, historical compensation data, performance metrics and criteria, the Board of Directors’ assessment of our performance against our goals, and the Chief Executive Officer’s assessment of each executive’s performance against pre-determined, individual objectives.

Components and Analysis of Fiscal 2011 Executive Compensation

For fiscal 2011, the principal elements of our executive compensation program are summarized in the following table and described in more detail below.

Compensation Element	Objective	Designed to Reward	Key Features Specific to Executives
Base Salary	To provide a competitive, fixed level of cash compensation for the executive officers	Experience, expertise, knowledge of the industry, duties, scope of responsibility, and sustained (and expected) performance	Adjustments are based on an individual’s current (and expected) future performance, base pay relative to our compensation peer group, and internal equity

Performance-Based Cash Compensation	To encourage and reward executive officers’ contributions in achieving strong financial and operational results by meeting or exceeding established goals	Success in achieving annual results	Annual performance-based cash compensation is based on a formula that includes achievement of corporate revenue and operating income goals and achievement of individual performance goals

Long-Term Equity Compensation	To retain executive officers and to align their interests with those of our stockholders in order to increase overall stockholder value	Success in achieving long-term results

Grants typically consist of both stock options and RSUs

Stock options generally vest monthly over a four-year period

RSUs vest 15% on the first anniversary of the grant date, 20% on the second anniversary of the grant date, 30% on the third anniversary of the grant date, and 35% on the fourth anniversary of the grant date

Given our rapid growth and continued high growth profile, a majority of our executive officers’ compensation has been delivered, and is expected to be delivered, through long-term equity awards

Base Salary

Base salary is the primary fixed component of our executive compensation program. In general, executive officers with the highest level of responsibility have a lower percentage of their compensation fixed as base salary and a higher percentage of their compensation at risk. Base salary represented a relatively small percentage of total compensation (11% in 2011) for the named executive officers, as set forth in the Summary Compensation Table.

Salary levels are considered as part of our annual executive performance review process, as well as upon promotion or other material change in job responsibility. The Chief Executive Officer makes recommendations to the Compensation Committee for base salary changes for executive officers (excluding himself) based on performance and current pay relative to market practices for executive officers, other than himself. The Compensation Committee reviews these recommendations, makes any adjustments it considers necessary, and then approves the salary changes. The Compensation Committee recommends to the Board of Directors the base salary for our Chief Executive Officer based on performance and his current pay relative to other chief executives in our peer group. The Compensation Committee believes that increases to base salary should reflect the executive’s performance for the preceding year and pay level relative to similar positions in our peer group. Base salary increases also reflect anticipated future contributions of the executive.

Fiscal 2011 Base Salaries

As illustrated in the table below, the average salary increase for all named executive officers in fiscal 2011, other than for Mr. Orpin, was approximately 4.0%. Mr. Orpin received a 9.0% increase in his base salary for 2011 in recognition of Mr. Orpin’s success in managing our commercial operations, including sales, during fiscal 2010, which saw record revenue and sales in large part due to the launch of our HiSeq 2000 sequencing system.

Named Executive Officer	Position	2010 Base Salary ($)	2011 Base Salary ($)	% Increase
Jay T. Flatley	President & Chief Executive Officer	750,000	780,000	4.0%
Christian O. Henry(1)	Senior Vice President & General Manager, Genomic Systems	413,600	430,100	4.0%
Christian G. Cabou	Senior Vice President, General Counsel & Secretary	368,100	382,800	4.0%
Nicholas J. Naclerio	Senior Vice President, Corporate & Venture Development	325,000	339,600	4.5%
Tristan B. Orpin	Senior Vice President & Chief Commercial Officer	379,600	413,600	9.0%

(1)	Mr. Henry was our Chief Financial Officer during fiscal 2011.

Performance-Based Cash Compensation

In general, annual cash bonuses are paid out under our Variable Compensation Plan, or VCP. The VCP is an “at-risk” bonus compensation program designed to foster a performance-oriented culture, where individual performance is aligned with organizational objectives. The VCP provides guidelines for the calculation of annual non-equity, incentive-based compensation, subject to the Compensation Committee’s oversight and modification. Any executive officer that is hired during the year on or prior to October 1st is eligible to participate in the VCP for that year. Any bonus received by such executive is prorated based on the amount of time the executive officer served during the plan year.

Target Amounts and Weighted Components

For fiscal 2011, the Compensation Committee established target cash bonus amounts under the VCP, calculated as a percentage of each executive officer’s base salary. For our President and Chief Executive Officer, Mr. Flatley, the target cash bonus amount as a percentage of his base salary was 100%, which remained unchanged for fiscal 2011 as compared to fiscal 2010. For each of our named executive officers, other than Mr. Flatley, the target cash bonus amount as a percentage of base salary was 55%, which also remained unchanged for fiscal 2011 as compared to fiscal 2010.

Under the VCP, the target cash bonus amount is divided into three separate components with the following weighting (as a % of the target cash bonus amount):

•	50% based on the achievement of corporate revenue objectives (the “revenue VCP target”);

•	30% based on the achievement of corporate operating income objectives (the “operating income VCP target”); and

•

20% based on the achievement of individual performance objectives (the “individual performance VCP target”); however, if the applicable threshold objective levels are not met for both of the revenue VCP target and the operating income VCP target, then the individual performance VCP component will not be paid.

The Compensation Committee and the Board of Directors approve threshold, guidance, budget, and maximum levels for each component of the revenue and operating income VCP targets. Payments of the applicable component of the annual cash bonus amounts are based upon the achievement of such objectives for the year. No payouts are earned for a component if the threshold level is not achieved. Guidance and budget levels represent a range of our desired level of performance that the Compensation Committee and the Board of Directors believe are both attainable and practical based on a realistic estimate of our future financial performance. Maximum levels are designed to motivate and reward realistically achievable superior performance.

At the beginning of each year, our Chief Executive Officer develops corporate objectives focused primarily on financial performance and other critical corporate goals, such as new product introductions, market penetration, infrastructure investments, and consistency of operating results. The corporate objectives are based on our annual operating plan, which is approved by the Board of Directors at the beginning of each fiscal year. In addition, our Chief Executive Officer, together with each executive eligible to participate in the VCP, develops a corresponding set of objectives to measure individual performance for the year. The Compensation Committee reviews the corporate and individual objectives for all named executive officers, and both the Compensation Committee and the Board of Directors approve the corporate objectives and the individual objectives for our Chief Executive Officer.

Shortly following completion of the fiscal year, the Compensation Committee and the Board of Directors assess our performance against each of the revenue and operating income VCP targets, comparing the actual fiscal year results to the pre-determined threshold, guidance, budget, and maximum levels for each objective, and an overall percentage amount for the corporate financial objectives is calculated. The Compensation Committee (and the Board of Directors with respect to our Chief Executive Officer) also reviews the performance of each named executive officer against such officer’s individual objectives, and an overall percentage amount for the individual performance objectives is calculated. Although the operation of the VCP is largely formulaic, the Compensation Committee and the Board of Directors can use their discretion when determining the pay for our executive officers and also when assessing the attainment of individual and corporate performance goals.

Revenue VCP Target

For fiscal 2011, each executive had the potential to earn up to a maximum of 130% of the revenue VCP target based on the Company’s performance against the following fiscal 2011 revenue objectives (with the bonus amount calculated as a linear ratio for points between the threshold, guidance, budget, and maximum revenue objective levels):

	Threshold	Guidance	Budget	Maximum
Revenue Objective ($ in millions)	1,000.0	1,080.0	1,190.0	1,250.0
% of Revenue VCP Target Paid	50%	95%	100%	130%

Operating Income VCP Target

For fiscal 2011, each executive had the potential to earn up to a maximum of 130% of the operating income VCP target based on the Company’s performance against the following fiscal 2011 operating income objectives (with the bonus amount calculated as a linear ratio for points between the threshold, guidance, budget, and maximum operating income objective levels):

	Threshold	Guidance	Budget	Maximum
Operating Income Objective ($ in millions)(1)	317.0	343.0	412.0	437.0
% of Operating Income VCP Target Paid	50%	95%	100%	130%

(1)	Operating income is defined as the income from operations that excludes stock compensation expense, merger related charges, interest and other revenue and income tax expense.

Example Calculation

We have included a hypothetical example to demonstrate the calculation. For example, assume Executive A’s base salary for fiscal 2011 was $400,000 and that Executive A’s target cash bonus amount as a percentage of base salary was set at 55%. Executive’s A’s target bonus amount would be $220,000 (i.e., 55% x $400,000). Assuming that Executive A exceeded or outperformed all of his or her individual performance goals, Executive A’s actual bonus under the threshold, guidance, budget, and maximum financial objective levels could range from between $44,000 and $272,800 and would be determined as follows:

	Below Threshold ($)	At Threshold ($)	At Guidance ($)	At Budget ($)	At or Greater than Maximum ($)
Revenue VCP Target (50% x $220,000 = $110,000)	—	55,000	104,500	110,000	143,000
Operating Income VCP Target (30% x $220,000 = $66,000)	—	33,000	62,700	66,000	85,800
Individual Performance VCP Target (20% x $220,000 = $44,000)	—	44,000	44,000	44,000	44,000

Total	—	132,000	211,200	220,000	272,800

Performance-Based Cash Compensation Payments

The Compensation Committee met on December 12, 2011 and January 26 and February 1, 2012 to review fiscal 2011 corporate and executive goal performance, make determinations for fiscal 2012 performance-based incentive cash compensation awards based on the performance reviews, and establish the fiscal 2012 executive compensation plan.

The following table presents the performance-based cash compensation opportunities as a percentage of base salary and the actual amounts earned by each named executive officer for fiscal 2011:

Named Executive Officer	2011 Target Bonus as a % of Base Salary	Actual Bonus Payout ($)(1)	Actual Bonus Payout as a % of Base Salary(1)
Jay T. Flatley	100%	650,988	83%
Christian O. Henry	55%	197,457	46%
Christian G. Cabou	55%	184,158	48%
Nicholas J. Naclerio	55%	159,641	47%
Tristan B. Orpin	55%	183,031	44%

(1)	These bonuses were paid in February 2012 and reflect fiscal 2011 revenue that fell between the threshold and guidance objectives and operating income that fell between the guidance and budget objectives, in each case established for the fiscal 2011 VCP. Accordingly, the revenue VCP component (50% of target bonus) paid out at a level of 81.2% and the operating income VCP component (30% of target bonus) paid out at a level of 96.2%. The individual performance VCP component (20% of target bonus) was determined based on achievement of pre-established individual performance objectives.

Performance-based cash compensation awards made to named executive officers under the VCP for performance in fiscal 2009 and 2010 are reflected in the column titled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table on page 48. These bonuses were paid in February 2010 and February 2011, respectively.

Long-Term Equity Compensation

The Compensation Committee believes it is appropriate to align the interests of executives with those of stockholders. Accordingly, we award long-term incentives to reward performance and align executives with long-term stockholder interests by providing executives with an ownership stake in the Company, encouraging sustained long-term performance, and providing an important retention element to their compensation program. We believe that one of the most effective ways to accomplish this objective is to provide executive officers with a substantial economic interest in the long-term appreciation of our stock price through equity grants which in fiscal 2011 were in the form of stock options and RSUs. In keeping with our compensation philosophy to tie executive pay to stockholder value creation, executives realize value through stock options only to the extent that our stock price increases. RSUs also provide a long-term incentive for executives to remain with us, but do not have an exercise price and accordingly provide some amount of value to recipients regardless of our stock price. During 2011, we awarded approximately 20% of our total equity grants (as measured by grant date fair value) to our named executive officers in the form of RSUs as measured by the grant date fair value of the awards.

Determination of Long-Term Equity Compensation

To determine the value for long-term incentives granted to an executive each year, we consider the following factors:

•	the proportion of long-term incentives relative to base pay;

•	the executive’s impact on Company performance and ability to create value;

•	long-term business objectives;

•	awards made to executives in similar positions within our compensation peer group of companies;

•	the market demand for the executive’s particular skills and experience;

•	the amount granted to other executives in comparable positions at the Company;

•	the executive’s demonstrated performance over the past few years; and

•	the executive’s leadership performance.

In addition, the new hire equity grant made to an executive officer upon first joining the Company is based primarily on competitive conditions applicable to the executive officer’s specific position. The Compensation Committee also considers the number and type of equity awards owned by executive officers in comparable positions, including the executive’s prior position. Subsequent equity grants to executive officers are generally considered and, if appropriate, awarded in connection with their annual performance review each January. Such subsequent grants serve to maintain a competitive position for us relative to new opportunities that may become available to our executive officers and to enhance the retention features of the program.

Stock Options

New Hire Awards.    Stock options for newly-hired executives may be granted under our New Hire Stock and Incentive Plan or under our 2005 Stock and Incentive Plan, in each case on the date employment with us commences. New hire stock options granted prior to March 30, 2008 vest over a five-year period, with 20% of the options vesting on the first anniversary of the grant date and the remaining options vesting monthly over the next 48 months. New hire stock options granted on or after March 30, 2008 vest over a four-year period, with 25% of the options vesting on the first anniversary of the grant and the remaining options vesting monthly over the following 36 months. Each of the options has a maximum term of ten years, measured from the applicable grant date, subject to earlier termination if the optionee’s service with us ceases.

Subsequent Awards.    Stock options granted to executives subsequent to hiring are granted under our 2005 Stock and Incentive Plan. Prior to 2008, stock options granted under the 2005 Stock and Incentive Plan to executives subsequent to hiring vested monthly over a five-year period. Effective January 1, 2008, the Compensation Committee changed the vesting schedule for stock options to monthly vesting over a four-year period. Each of the options has a maximum term of ten years, measured from the applicable grant date, subject to earlier termination if the optionee’s service with us ceases.

Restricted Stock Units

Since January 1, 2008, long-term equity compensation packages to executives have included grants of RSUs. RSUs for newly-hired executives may be granted under our New Hire Stock and Incentive Plan or under our 2005

Stock and Incentive Plan, in each case on the date employment with us commences. New hire awards vest over four years with 25% vesting on each of the first four anniversaries of the grant date. In fiscal 2011, RSUs granted to executives subsequent to hiring were granted under our 2005 Stock and Incentive Plan and vest 15% on the first anniversary of the grant date, 20% on the second anniversary of the grant date, 30% on the third anniversary of the grant date, and 35% on the fourth anniversary of the grant date. Vesting in all cases is subject to the individual’s continued service to us through the vesting date.

On March 8, 2012, the Compensation Committee approved changes to the long-term equity incentive compensation program for our executive officers for 2012 that places greater emphasis on performance-based long-term incentives. Beginning with the 2012 annual grant, long-term equity incentive compensation will be delivered through a combination of:

•	performance stock units (“PSUs”) that vest at the end of a three-year performance period based on the achievement of specified earnings per share targets at the end of the three-year period; and

•	time-based vesting RSUs that vest over a four-year period, with 25% of the RSU vesting on each of the first four anniversaries of the grant.

The PSUs will be granted under our 2005 Stock and Incentive Plan.

The PSU awards are intended to be an ongoing part of our long-term equity incentive compensation program. It is anticipated that the Compensation Committee will grant new PSU awards each year, based on earnings per share targets (or other appropriate financial metrics) established for a new three-year performance period commencing each year; however, the Compensation Committee is not obligated to grant PSUs or any other equity incentive awards each year.

Fiscal 2011 Long-Term Equity Compensation

The following table presents the long-term equity compensation awarded to each named executive officer based on grant date fair value and as a multiple of base salary for fiscal 2011:

Named Executive Officer	Stock Options (Grant Date Fair Value) ($)	RSUs (Grant Date Fair Value) ($)	Total ($)	Multiple of 2011 Base Salary
Jay T. Flatley	6,726,848	1,770,500	8,497,348	10.9
Christian O. Henry	2,400,329	416,040	2,816,369	6.5
Christian G. Cabou	1,580,704	416,040	1,996,744	5.2
Nicholas J. Naclerio	1,646,567	433,375	2,079,942	6.1
Tristan B. Orpin	1,756,338	462,290	2,218,628	5.4

Compensation Mix

The following table shows the mix of base salary, cash bonus, and long-term equity compensation for our named executive officers for fiscal 2011:

	Amount ($)	Percent
Base Salary	2,346,100	11%
Annual Cash Bonus(1)	1,375,275	6%
Long-Term equity Compensation(2)	17,609,031	83%

Total	21,330,406	100%

(1)	Bonuses were earned during fiscal 2011 and were paid in February 2012.
(2)	Reflects the grant date fair value of awards granted during fiscal 2011. Assumptions used in the calculation of these amounts are included in Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 24, 2012.

Potential Payments upon a Termination or Change in Control

Our executive management and other employees have built Illumina into the successful enterprise that it is today. We believe that the interests of stockholders will be best served if the interests of our executive management are aligned with them, and providing change-in-control benefits may eliminate, or at least reduce, the reluctance of executive management to pursue potential change-in-control transactions that may be in the best interests of stockholders. As such, we provide change-in-control severance benefits to our named executive officers. The initial term of all change-in-control severance agreements expired in August 2009, after which the agreements automatically renew annually for additional one year periods unless a notice of non-extension is provided by either party. None of the named executive officers have an employment agreement with us.

For purposes of these benefits, in general, a change in control is deemed to occur in any of the following circumstances:

•	any merger or consolidation in which we are not the surviving entity;

•	the sale of all or substantially all of our assets to any other person or entity;

•	the acquisition of beneficial ownership of a controlling interest in the outstanding shares of our common stock by any person or entity;

•

a contested election of our directors as a result of which or in connection with which the persons who were directors before such election or their nominees cease to constitute a majority of the Board of Directors; or

•	any other event specified by the Board of Directors.

Under the change-in-control severance agreements, the executive would receive benefits if he were terminated within two years following the change in control either:

•

by the Company other than for “cause,” which is defined in each change-in-control severance agreement to include repeated failure or refusal to materially perform his duties that existed immediately prior to the change in control, conviction of a felony or a crime of moral turpitude, or engagement in an act of malfeasance, fraud, or dishonesty that materially damages our business; or

•

by the executive on account of “good reason,” which is defined in each change-in-control severance agreement to include certain reductions in the executive’s annual base salary, bonus, position, title, responsibility, level of authority, or reporting relationships that existed immediately prior to the change in control, or a relocation, without the executive’s written consent, of the executive’s principal place of business by more than 35 miles from the executive’s principal place of business immediately prior to the change in control.

Pursuant to the change-in-control severance agreements, if a covered termination of the executive’s employment occurs in connection with a change in control, then, with the exception of the Chief Executive Officer, the executive is generally entitled to the following benefits:

•

a severance payment equal to one year of the executive’s annual base salary plus the greater of (a) the executive’s then-current annual target bonus or other target incentive amount or (b) the annual bonus or other incentive paid or payable to the executive for the most recently completed fiscal year;

•

a lump sum payment of the executive’s earned but unpaid compensation, including any earned but unpaid bonus or other incentive payment from any completed fiscal year, and a pro rata portion of the executive’s annual target bonus or other target incentive amount for the fiscal year in which the termination occurs;

•

payments of the executive’s group health insurance coverage premiums under COBRA law, including coverage for the executive’s eligible dependents enrolled immediately prior to termination, for a maximum period of one year; however, our obligation to pay such premiums ceases immediately upon the date the executive becomes covered under any other group health plan;

•	continuance of the executive’s indemnification rights and liability insurance for a maximum of one year following termination;

•	continuation of the executive’s perquisites to which the executive was entitled for a period of 12 months or, in the case of Mr. Flatley, 24 months;

•	automatic vesting of the executive’s unvested stock options and equity or equity-based awards; and

•	certain professional outplacement services consistent with the executive’s position for up to two years following termination.

Our Chief Executive Officer is entitled to a severance payment equal to twice the sum of his annual base salary and the greater of his target or most recently paid or payable target bonus or other target incentives and 24 months (instead of 12 months) of continued certain medical and other benefits in addition to the benefits previously described for the other named executive officers.

The change-in-control severance agreements provide that each executive’s total change-in-control payment may be reduced in the event such payment is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, and such a reduction would provide a greater after-tax benefit for the executive. Additionally, change-in-control benefits are subject to limitations under IRC Section 280G “golden parachute” provisions. A full analysis of the financial impact of these limitations will be performed based on the facts and circumstances in the event a change in control were to occur.

Based upon a hypothetical change in control date of December 30, 2011, the last trading day of fiscal 2011, the potential payments upon a termination following a change-in-control for our named executive officers would have been as follows:

Name	Cash ($)(1)	Equity ($)(2)	Pension/NQDC ($)(3)	Perquisites/Benefits ($)(4)	Total ($)
Jay T. Flatley	3,785,988	2,562,513	1,132,520	71,149	7,552,170
Christian O. Henry	872,452	793,963	596,538	46,374	2,309,327
Christian G. Cabou	784,897	707,385	248,974	38,188	1,779,444
Nicholas J. Naclerio	692,591	190,500	334,330	46,374	1,263,795
Tristan B. Orpin	832,033	736,422	167,644	46,374	1,782,473

(1)	As described above, under the change-in-control severance agreements, upon a qualifying termination following a change in control, each of the named executive officers would be entitled to (i) a severance payment equal to one year (two years for Mr. Flatley) of the executive’s annual base salary plus the greater of (two times the greater of for Mr. Flatley) (a) the executive’s then-current annual target bonus or other target incentive amount or (b) the annual bonus or other incentive paid or payable to the executive for the most recently completed fiscal year (“Severance Payment”); and (ii) a lump sum payment of the executive’s earned but unpaid compensation and a pro rata portion of the executive’s annual target bonus or other target incentive amount (“Earned Compensation”). Earned Compensation in the table above includes bonus payments for fiscal 2011, which were paid in February 2012. Mr. Flatley would be entitled to receive a Severance Payment equal to $3,120,000 and Earned Compensation equal to $665,988; Mr. Henry would be entitled to receive a Severance Payment equal to $666,723 and Earned Compensation equal to $205,729; Mr. Cabou would be entitled to receive a Severance Payment equal to $593,377 and Earned Compensation equal to $191,520; Mr. Naclerio would be entitled to receive a Severance Payment equal to $526,419 and Earned Compensation equal to $166,172; and Mr. Orpin would be entitled to receive a Severance Payment equal to $641,049 and Earned Compensation equal to $190,984.
(2)	The value of the stock options was calculated by multiplying the number of accelerated options by the difference between the exercise price and $30.48 (the closing price of our common stock on December 30, 2011). The value of the RSUs is based on the number of outstanding shares that would not ordinarily have vested December 30, 2011 multiplied by $30.48 (the closing price of our common stock on December 30, 2011).
(3)	As described below, under the deferred compensation plan upon a separation from service within 24 months of a change in control, each named executive officer will be entitled to his or her retirement benefit or termination benefit in a lump sum payment equal to the unpaid balance of all of his or her accounts. All of the amounts for all of the named executive officers consist of the termination benefits.
(4)	Represents payment of (i) the executive’s group health insurance coverage premiums under COBRA law, including coverage for executive’s eligible dependents enrolled immediately prior to termination, for a maximum period of one year (two years for Mr. Flatley) and (ii) professional outplacement services for up to two years following termination ($10,800 per year for each executive officer).

Deferred Compensation Plan

Illumina’s Deferred Compensation Plan effective December 1, 2007 (the “Deferred Compensation Plan”), provides key employees and directors with an opportunity to defer a portion of their salary, bonus and other specified compensation. The named executive officers participate in the Deferred Compensation Plan. The plan permits us to make discretionary contributions to the Deferred Compensation Plan on behalf of the participants, although we have not exercised such discretion. A participant is always fully vested in accounts under the plan attributable to a participant’s contributions and related earnings on such contributions. Upon a “change in control” (as defined in the plan) a participant will receive his or her “retirement benefit” or “termination benefit” (each as defined in the plan) in a lump sum payment equal to the unpaid balance of all of his or her accounts if a “separation from service” (as defined in the plan) occurs within 24 months following a change of control.

Other Benefits and Perquisites

We do not provide pension arrangements or post-retirement health coverage for our executives or employees, other than the change-in-control severance benefits previously discussed. Otherwise, we provide to our executives medical and other benefits that are generally available to other full-time employees, including dental, vision, and group term life insurance, AD&D premiums, a 401(k) plan, and an Employee Stock Purchase Plan. Our discretionary contributions to the 401(k) plan on behalf of each employee participating in the plan are set at up to 50% of the first 6% of employees’ contributions to the plan, based on our meeting certain financial targets.

All of our named executive officers participated in our 401(k) plan during fiscal 2011 and received matching contributions.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of compensation payable in any tax year to the Chief Executive Officer and the other four most highly compensated executive officers. Section 162(m) stipulates that a publicly held company cannot deduct compensation to its top officers in excess of $1 million. Compensation that is “performance-based” compensation within the meaning of the Internal Revenue Code does not count toward the $1 million limit. We believe that compensation paid under the executive incentive plans is generally fully deductible for federal income tax purposes with the exception of RSUs. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE.

Roy A. Whitfield (Chairperson)
Daniel M. Bradbury
Paul C. Grint, M.D.
William H. Rastetter, Ph.D.

EXECUTIVE COMPENSATION

Summary Compensation Table

			Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)
Name and Principal Position	Year	Salary ($)	($)(1)	($)(1)			Total ($)

Jay T. Flatley	2011	779,423	1,770,500	6,726,848	650,988	16,388	9,944,147
President, Chief Executive	2010	749,615	907,500	4,007,025	922,500	22,334	6,608,974
Officer & Director	2009	749,162	839,100	3,599,150	498,731	9,778	5,695,921

Christian O. Henry(4)	2011	429,826	416,040	2,400,329	197,457	17,496	3,461,148
Senior Vice President, & General Manager,	2010	410,139	277,800	1,226,617	277,526	15,709	2,207,791
Genomic Systems	2009	390,203	296,364	1,372,847	159,600	6,502	2,225,516

Christian G. Cabou	2011	382,541	416,040	1,580,704	184,158	36,373	2,599,816
Senior Vice President, General	2010	367,882	277,800	1,226,617	246,995	17,260	2,136,554
Counsel & Secretary	2009	366,677	237,074	1,098,278	153,600	7,659	1,863,288

Nicholas J Naclerio(5)	2011	339,344	433,375	1,646,567	159,641	10,540	2,589,467
Senior Vice President,	2010	—	—	—	—	—	—
Corporate & Venture Development	2009	—	—	—	—	—	—

Tristan B. Orpin	2011	412,926	462,290	1,756,338	183,031	12,945	2,827,530
Senior Vice President & Chief	2010	379,403	277,800	1,226,617	258,887	13,118	2,115,825
Commercial Officer	2009	380,123	237,074	1,098,278	159,200	7,644	1,882,319

(1)	This reflects the grant date fair value of awards granted. Assumptions used in the calculation of these amounts are included in Note 10 our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 24, 2012.
(2)	Reflects bonuses earned during fiscal 2011, fiscal 2010, and fiscal 2009 under Illumina’s Variable Compensation Plan (VCP), which were paid in February 2012, February 2011, and February 2010, respectively. The VCP is described in the Compensation Discussion and Analysis, under the caption “Performance-Based Incentive Cash Compensation.”
(3)	These amounts represent Company contributions to 401(k) plans, Company-paid physical exams, compensation paid in lieu of paid time-off, and long-term disability premiums.
(4)	Mr. Henry served as our Chief Financial Officer throughout fiscal 2011.
(5)	Mr. Naclerio became a named executive officer in fiscal 2011; therefore information has been omitted for fiscal 2010 and 2009.

Grants of Plan-Based Awards Table

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Jay T. Flatley	February 1, 2011	—	225,000	70.82	6,726,848
	February 1, 2011	25,000	—	—	1,770,500
Christian O. Henry	January 31, 2011	—	82,000	69.34	2,400,329
	January 31, 2011	6,000	—	—	416,040
Christian G. Cabou	January 31, 2011	—	54,000	69.34	1,580,704
	January 31, 2011	6,000	—	—	416,040
Nicholas J. Naclerio	January 31, 2011	—	56,250	69.34	1,646,567
	January 31, 2011	6,250	—	—	433,375
Tristan B. Orpin	January 31, 2011	—	60,000	69.34	1,756,338
	January 31, 2011	6,667	—	—	462,290

(1)	Stock awards consist of RSUs. RSUs vest 15% on the first anniversary of the grant date, 20% on the second anniversary of the grant date, 30% on the third anniversary of the grant date, and 35% on the fourth anniversary of the grant date.
(2)	All options granted vest in equal monthly installments over four years. Vesting is subject to the individual’s continued service to us through the vesting date.
(3)	The exercise price of stock options awarded is the closing market price of our common stock on The NASDAQ Global Select Market on the date of grant.
(4)	This reflects the grant date fair value of awards granted during fiscal 2011. Assumptions used in the calculation of these amounts are included in Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 24, 2012.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)
Jay T. Flatley	—	—		—	—	74,500	2,270,760
	25,000	—		4.30	2/25/2015	—	—
	500,000	—		10.49	1/30/2016	—	—
	688,333	11,667	(3)	20.04	1/25/2017	—	—
	220,312	4,688	(4)	33.80	2/1/2018	—	—
	182,291	67,709	(4)	27.97	1/29/2019	—	—
	107,812	117,188	(4)	36.30	1/28/2020	—	—
	51,562	173,438	(4)	70.82	2/1/2021	—	—
Christian O. Henry	—	—		—	—	22,645	690,220
	1,500	—		5.23	6/6/2015	—	—
	167	—		10.49	1/30/2016	—	—
	57,135	5,000	(3)	20.04	1/25/2017	—	—
	43,125	1,875	(4)	32.49	1/29/2018	—	—
	68,359	25,391	(4)	28.45	1/28/2019	—	—
	32,343	35,157	(4)	37.04	1/27/2020	—	—
	18,791	63,209	(4)	69.34	1/31/2021	—	—
Christian G. Cabou	—	—		—	—	20,999	640,050
	35,000	—		13.70	5/30/2016	—	—
	12,500	2,500	(3)	20.04	1/25/2017	—	—
	8,781	1,719	(4)	32.49	1/29/2018	—	—
	9,687	20,313	(4)	28.45	1/28/2019	—	—
	9,343	35,157	(4)	37.04	1/27/2020	—	—
	12,375	41,625	(4)	69.34	1/31/2021	—	—
Nicholas J. Naclerio	—	—		—	—	6,250	190,500
	73,333	146,667	(5)	43.37	6/29/2020	—	—
	12,890	43,360	(4)	69.34	1/31/2021	—	—
Tristan B. Orpin	—	—		—	—	21,666	660,380
	1,667	—		10.49	1/30/2016	—	—
	44,333	3,334	(3)	20.04	1/25/2017	—	—
	80,781	1,719	(4)	32.49	1/29/2018	—	—
	54,687	20,313	(4)	28.45	1/28/2019	—	—
	32,343	35,157	(4)	37.04	1/27/2020	—	—
	13,750	46,250	(4)	69.34	1/31/2021	—	—

(1)	Stock awards consist of RSUs. RSUs vest 15% on the first anniversary of the grant date, 20% on the second anniversary of the grant date, 30% on the third anniversary of the grant date, and 35% on the fourth anniversary of the grant date.
(2)	Market value of stock awards was determined by multiplying the number of unvested shares by $30.48, which was the closing market price of our common stock on The NASDAQ Global Select Market on December 30, 2011, the last trading day of fiscal 2011.
(3)	These options vest monthly over a five year period from the date of grant.
(4)	These options vest monthly over a four year period from the date of grant.
(5)	25% of these options vest over 13.5 months from the date of grant, and the remaining options vest monthly over the following 36 months.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jay T. Flatley	350,000	22,935,750	17,250	1,206,128
Christian O. Henry	157,500	7,010,900	6,209	431,368
Christian G. Cabou	71,000	2,429,190	5,540	385,100
Nicholas J. Naclerio	—	—	—	—
Tristan B. Orpin	91,667	4,851,456	5,540	385,100

(1)	Value realized on exercise of option awards is computed by determining the difference between the closing market price of our common stock on The NASDAQ Global Select Market on the dates of exercise and the exercise price per share exercised.

Nonqualified Deferred Compensation for Fiscal 2011

Name	Executive Contributions in Last Fiscal Year ($)(1)	Illumina Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Jay T. Flatley	888,000	—	(26,894)	105,712	1,132,520
Christian O. Henry	383,144	—	(3,037)	149,349	596,538
Christian G. Cabou	194,433	—	(4,654)	—	248,974
Nicholas J. Naclerio	274,463	—	(22,069)	—	334,330
Tristan B. Orpin	—	—	(684)	—	167,644

(1)	Amounts included in the Summary Compensation Table in the “Salary” and “Non-Equity Incentive Plan Compensation” columns.
(2)	These amounts are not included in the Summary Compensation Table because plan earnings were not preferential or above market.
(3)	The Company made no contributions towards the deferred compensation plan for the participants in fiscal 2011 or prior years.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information about shares of our common stock that may be issued under our equity compensation plans, including compensation plans that were approved by our stockholders as well as compensation plans that were not approved by our stockholders. Information in the table is as of January 1, 2012.

Plan Category	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Options and Rights	(b) Weighted-Average Exercise Price per Share of Outstanding Options and Rights ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	12,674,546(1)	28.61(2)	20,954,111(3)
Equity compensation plans not approved by security holders	1,094,445(4)	37.64(2)	N/A(5)

Total	13,768,991	29.57(2)	20,954,111

(1)	Represents 9,198,700 shares issuable upon exercise of options and 3,475,846 shares issuable under restricted stock unit awards. Options outstanding include 655,597 options with a weighted-average exercise price of $18.50 that were assumed in connection with corporate acquisitions.
(2)	RSUs have been excluded for purposes of computing weighted-average exercise price.

(3)	Includes 5,219,902 shares available for grant under our 2005 Stock and Incentive Plan and 15,734,209 shares available for grant under our 2000 Employee Stock Purchase Plan.
(4)	Represents options granted under our New Hire Stock and Incentive Plan.
(5)	There is no set number of shares reserved for issuance under the New Hire Stock and Incentive Plan.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee, the report of the Compensation Committee under “Compensation Committee Report,” along with statements in this proxy statement regarding the Audit Committee’s charter, are not considered “soliciting material” and are not considered to be “filed” with the SEC as part of this proxy statement. Any current or future cross-references to this proxy statement in filings with the SEC under either the Securities Act of 1933 or the Securities Exchange Act of 1934 will not include such reports or statements, except to the extent that we specifically incorporate it by reference in such filing.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors and provides advice with respect to our risk evaluation and mitigation processes. In fulfilling its oversight role, the Audit Committee monitors and advises the Board of Directors on:

•	the integrity of our consolidated financial statements and related schedule and disclosures;

•	the independent registered public accounting firm’s qualifications and independence;

•	the performance of our internal and independent audit functions;

•	the adequacy of our internal controls;

•	our compliance with legal and regulatory requirements; and

•	the processes utilized by management for identifying, evaluating, and mitigating strategic, financial, operational, regulatory, and external risks inherent in our business.

The Audit Committee meets with the independent registered public accounting firm, internal auditor, and our outside counsel, with and without our management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

The Audit Committee, in its oversight role, has reviewed and discussed the consolidated financial statements and related schedule with management and Ernst & Young LLP, our independent registered public accounting firm. Management is responsible for the preparation, presentation, and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and related schedule and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

During the course of fiscal 2011, management completed the documentation, testing, and evaluation of our system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates from management and Ernst & Young LLP at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of our internal control over financial reporting. The Audit Committee also reviewed the report of management contained in our Annual Report on Form 10-K for the fiscal year ended January 1, 2012 filed with the SEC, as well as Ernst & Young LLP’s Reports of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and related schedule and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee our efforts related to our internal control over financial reporting and management’s preparations for the evaluation for the fiscal year ending December 30, 2012.

The Audit Committee has reviewed and discussed the consolidated audited financial statements with management, discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements of Auditing Standards), has received the written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the Public Company Accounting and Oversight Board (communication with Audit Committees Concerning Independence), and has had discussions with the independent registered public accounting firm regarding their independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2012 for filing with the SEC.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE

A. Blaine Bowman (Chairperson)

Daniel M. Bradbury

Karin Eastham

William H. Rastetter, Ph.D.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to Ernst & Young LLP

During the fiscal years ended January 1, 2012 and January 2, 2011, the aggregate fees billed by Ernst & Young LLP for professional services were as follows:

	Year Ended January 1, 2012	Year Ended January 2, 2011
Audit Fees	$1,560,806	$1,004,528
Audit-Related Fees	1,995	19,450
Tax Fees	50,000	91,422

Total	$1,612,801	$1,115,400

Audit fees consist of amounts for professional services rendered in connection with the integrated audit of our consolidated financial statements and related schedule and internal control over financial reporting, review of the interim condensed consolidated financial statements included in quarterly reports, and statutory audits required internationally. For the fiscal years ended January 1, 2012 and January 2, 2011, audit-related fees were primarily incurred for accounting consultations. Tax fees for the fiscal years ended January 1, 2012 and January 2, 2011 related to services rendered for the preparation of foreign tax filings. For the fiscal years ended January 1, 2012 and January 2, 2011, Ernst & Young LLP did not perform any professional services other than as stated under the captions Audit Fees, Audit-Related Fees, and Tax Fees above.

Pre-Approval Policies and Procedures

The Audit Committee, as required by the Securities Exchange Act of 1934, requires advance approval of all audit services and permitted non-audit services to be provided by our independent registered public accounting firm. The Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The services listed as Audit Fees, Audit-Related Fees, and Tax Fees in the table above were pre-approved by our Audit Committee in accordance with this policy.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We entered into a license agreement with Tufts University in 1998 in connection with the license of patents filed by Dr. David Walt, one of our directors. Dr. Walt is the Robinson Professor of Chemistry at Tufts University. Under that agreement, we pay royalties to Tufts University upon the commercial sale of products based on the licensed technology. Tufts University pays a portion of the royalties received from us to Dr. Walt, the amount of which is controlled solely by Tufts University. During fiscal 2011, no royalties received from us were shared with Dr. Walt by Tufts University.

All future transactions between us and our officers, directors, principal stockholders, and affiliates will be subject to approval by a majority of the independent and disinterested members of our Board of Directors, and will be on terms determined by such members of the Board of Directors to be no less favorable to us than could be obtained from unaffiliated third parties.

We have entered into indemnification agreements with each of our directors and executive officers pursuant to which we have agreed to indemnify these persons to the fullest extent permitted by law in connection with certain claims that may arise generally relating to their acting in their capacities as our directors or executive officers.

OTHER MATTERS

As of the date of this proxy statement, we know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the meeting, it is the intention of the proxy agent named in the enclosed form of proxy to vote the shares represented as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our Board of Directors, our executive officers, and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which requires them to file reports with respect to their ownership of, and transactions related to, our common stock and related derivative securities. Based solely upon our review of copies of Section 16(a) reports, which we received from such persons for their transactions during fiscal 2011, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by these individuals, except that one Form 4 was not filed timely for Mr. Naclerio.

STOCKHOLDER PROPOSALS FOR OUR 2013 ANNUAL MEETING

Stockholder proposals that are intended to be presented at our 2013 annual meeting of stockholders must be received at our principal executive offices no later than November 19, 2012, in order to be included in the proxy statement and form of proxy relating to that meeting, and must meet all other requirements as specified in our bylaws and Rule 14a-8 under the Securities Exchange Act of 1934. In addition, the proxy solicited by the Board of Directors for the 2013 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than January 18, 2013.

HOUSEHOLDING

Our 2011 Annual Report on Form 10-K, including our audited financial statements for fiscal 2011, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, in certain circumstances only one annual report or proxy statement, as applicable, will be mailed to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing an address. If your household has received only one annual report or proxy statement, as applicable, we will deliver promptly a separate copy of the annual report or proxy statement, as applicable, to any stockholder who sends a written request to Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, Attention: Corporate Secretary. Copies of the annual report or proxy statement can also be obtained by calling (858) 202-4500. If your household is receiving multiple copies of our annual reports or proxy statements, and you wish to request delivery of a single copy, you may send a written request to Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, Attention: Corporate Secretary.

COST OF THE SOLICITATION

Illumina is paying the cost of soliciting proxies. We estimate that the total expenditures relating to our current proxy solicitation (other than salaries and wages of officers and employees, but including costs of litigation related to the solicitation) will not exceed $1,550,000, of which approximately $495,000 has been incurred as of the date hereof. In addition to solicitation by mail, our directors and the executive officers may, without additional compensation, solicit proxies by mail, in person, by telephone, by fax, by email or by other electronic means.

We have retained Innisfree as proxy solicitors, at a fee not to exceed $750,000 plus reasonable out-of-pocket expenses, to assist in the proxy solicitation. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials to, and obtaining instructions relating to such materials from, beneficial owners of Illumina’s common stock. Innisfree has advised us that approximately 75 of its employees will be involved in the proxy solicitation by Innisfree on behalf of Illumina. Appendix A sets forth information relating to Illumina’s directors, director nominees, officers and employees who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors or director nominees or because they may be soliciting proxies on our behalf.

In addition, Innisfree and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 18, 2012

The Notice of Annual Meeting of Stockholders, this proxy statement and our 2011 Annual Report are also available online at www.illumina.com.

WHERE YOU CAN FIND MORE INFORMATION

We maintain an Internet site at www.illumina.com. We use our website as a channel of distribution of material company information. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS OF ILLUMINA, INC.

Dated: March 19, 2012

APPENDIX A

Information Regarding Participants

Set forth below are the names, present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is carried on of the directors, director nominees and any officers, employees and other representatives of Illumina who may assist in Illumina’s solicitation of proxies in connection with the 2012 Annual Meeting of Stockholders. These persons (collectively, the “Participants”) are “participants” under SEC rules. The business address of each Participant is c/o Illumina, Inc. 5200 Illumina Way, San Diego, CA 92122.

Name	Present Principal Occupation or Employment	Name, Principal Business and Address of any Organization in which such Employment is Carried on

William H. Rastetter	Partner	Venrock Associates 3340 Hillview Avenue Palo Alto, CA 94304

Jay T. Flatley	President and Chief Executive Officer	Illumina, Inc. 5200 Illumina Way San Diego, CA 92122

A. Blaine Bowman	Retired	—

Daniel M. Bradbury	Chief Executive Officer	Amylin Pharmaceuticals, Inc. 9360 Towne Centre Drive San Diego, California 92121

Karin Eastham	Consultant	P.O. Box 3772 Rancho Santa Fe, CA 92067

Paul C. Grint	President	Cerexa, Inc. 2100 Franklin Street, Suite 900 Oakland, CA 94612

Gerald Möller	Adviser	HBM Bio Ventures AG Bundesplatz 1 CH-6300 Zug Switzerland

David R. Walt	Robinson Professor of Chemistry	Tufts University 274 Tremont Street Boston, MA 02111

Roy A. Whitfield	Retired	—

Marc A. Stapley	Senior Vice President & Chief Financial Officer	Illumina, Inc. 5200 Illumina Way San Diego, CA 92122

Christian O. Henry	Senior Vice President & General Manager, Genomic Systems	Illumina, Inc. 5200 Illumina Way San Diego, CA 92122

Gregory F. Heath	Senior Vice President & General Manager, Diagnostics	Illumina, Inc. 5200 Illumina Way San Diego, CA 92122

Tristan B. Orpin	Senior Vice President & Chief Commercial Officer	Illumina, Inc. 5200 Illumina Way San Diego, CA 92122

Christian G. Cabou	Senior Vice President, General Counsel and Secretary	Illumina, Inc. 5200 Illumina Way San Diego, CA 92122

Matthew L. Posard	Senior Vice President & General Manager, Translational and Consumer Genomics	Illumina, Inc. 5200 Illumina Way San Diego, CA 92122

Nicholas J. Naclerio	Senior Vice President, Corporate and Venture Development	Illumina, Inc. 5200 Illumina Way San Diego, CA 92122

Mostafa Ronaghi	Senior Vice President & Chief Technology Officer	Illumina, Inc. 5200 Illumina Way San Diego, CA 92122

Information Regarding Transactions in our Securities by Participants

The following table sets forth information regarding purchases and sales of Illumina’s securities by Participants during the past two years. Except as set forth below or as otherwise disclosed in this proxy statement, no part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date of Transaction	Nature of Transaction	Number of Shares	Transaction Notes

William H. Rastetter	5/10/2011	Acquisition	1,440	(1)

		Acquisition	10,800	(7)

	9/22/2010	Acquisition	20,000	(2)(3)

		Disposition	20,000	(3)

	9/15/2010	Acquisition	2,340	(2)(3)

		Disposition	2,340	(3)

	8/17/2010	Acquisition	17,660	(2)(3)

		Disposition	17,660	(3)

	5/12/2010	Acquisition	13,500	(7)

		Acquisition	1,800	(1)
Jay T. Flatley	2/01/2012	Acquisition	411	(4)

	8/01/2011	Acquisition	104	(4)

	7/28/2011	Acquisition	25,000	(2)(3)

		Disposition	25,000	(3)

	7/14/2011	Acquisition	25,000	(2)(3)

		Disposition	25,000	(3)

	6/23/2011	Acquisition	25,000	(2)(3)

		Disposition	25,000	(3)

	6/09/2011	Acquisition	25,000	(2)(3)

		Disposition	25,000	(3)

	5/26/2011	Acquisition	25,000	(2)(3)

		Disposition	25,000	(3)

	5/12/2011	Acquisition	25,000	(2)(3)

		Disposition	25,000	(3)

	4/28/2011	Acquisition	25,000	(2)(3)

		Disposition	25,000	(3)

	4/14/2011	Acquisition	25,000	(2)(3)

		Disposition	25,000	(3)

Name	Date of Transaction	Nature of Transaction	Number of Shares	Transaction Notes

	3/24/2011	Acquisition	25,000	(2)(3)

		Disposition	25,000	(3)

	3/10/2011	Acquisition	25,000	(2)(3)

		Disposition	25,000	(3)

	2/24/2011	Acquisition	25,000	(2)(3)

		Disposition	25,000	(3)

	2/10/2011	Acquisition	25,000	(2)(3)

		Disposition	25,000	(3)

	2/01/2011	Acquisition	25,000	(1)

		Acquisition	225,000	(7)

		Disposition	3,501	(5)

		Acquisition	473	(4)

	1/31/2011	Disposition	2,800	(5)

	1/28/2011	Disposition	1,750	(5)

	1/27/2011	Acquisition	25,000	(2)(3)

		Disposition	25,000	(3)

	1/13/2011	Acquisition	25,000	(2)(3)

		Disposition	25,000	(3)

	12/23/2010	Acquisition	25,000	(2)(3)

		Disposition	25,000	(3)

	12/22/2010	Disposition	2,000	(6)

	12/9/2010	Acquisition	25,000	(2)(3)

		Disposition	25,000	(3)

	11/26/2010	Acquisition	25,000	(2)(3)

		Disposition	25,000	(3)

	11/11/2010	Acquisition	20,000	(2)(3)

		Disposition	20,000	(3)

	8/26/2010	Disposition	30,000	(3)

	8/12/2010	Acquisition	30,000	(2)(3)

		Disposition	30,000	(3)

	7/22/2010	Disposition	30,000	(3)

Name	Date of Transaction	Nature of Transaction	Number of Shares	Transaction Notes

	7/08/2010	Acquisition	30,000	(2)(3)

		Disposition	30,000	(3)

	6/24/2010	Disposition	30,000	(3)

	6/10/2010	Acquisition	30,000	(2)(3)

		Disposition	30,000	(3)

	5/27/2010	Disposition	17,324	(3)

		Disposition	12,676	(3)

	5/13/2010	Acquisition	30,000	(2)(3)

		Disposition	30,000	(3)

	4/22/2010	Disposition	25,000	(3)

	4/08/2010	Acquisition	25,000	(2)(3)

		Disposition	25,000	(3)

	3/25/2010	Disposition	25,000	(3)

	3/11/2010	Acquisition	30,000	(2)(3)

		Disposition	30,000	(3)

	2/25/2010	Disposition	24,400	(3)

		Disposition	600	(3)

	2/11/2010	Acquisition	25,000	(2)(3)

		Disposition	25,000	(3)

	2/01/2010	Disposition	2,334	(5)

	1/29/2010	Disposition	2,100	(5)

	1/28/2010	Acquisition	25,000	(1)

		Disposition	25,000	(2)(3)

		Acquisition	225,000	(7)
A. Blaine Bowman	5/10/2011	Acquisition	1,440	(1)

		Acquisition	10,800	(7)

	5/12/2010	Acquisition	1,800	(1)

		Acquisition	13,500	(7)

Name	Date of Transaction	Nature of Transaction	Number of Shares	Transaction Notes

Daniel M. Bradbury	7/18/2011	Acquisition	4,000	(2)(3)

		Disposition	4,000	(3)

	6/17/2011	Acquisition	4,000	(2)(3)

		Disposition	4,000	(3)

	5/18/2011	Acquisition	5,000	(2)(3)

		Disposition	5,000	(3)

	5/10/2011	Acquisition	1,440	(1)

		Acquisition	10,800	(7)

	4/18/2011	Acquisition	4,000	(2)(3)

		Disposition	4,000	(3)

	3/17/2011	Acquisition	4,000	(2)(3)

		Disposition	4,000	(3)

	12/14/2010	Acquisition	2,000	(2)(3)

		Disposition	2,000	(3)

	12/09/2010	Acquisition	6,400	(2)(3)

		Disposition	6,400	(3)

	11/02/2010	Acquisition	6,400	(2)(3)

		Disposition	6,400	(3)

	10/04/2010	Acquisition	6,400	(2)(3)

		Disposition	6,400	(3)

	9/10/2010	Acquisition	6,400	(2)(3)

		Disposition	6,400	(3)

	8/10/2010	Acquisition	6,400	(2)(3)

		Disposition	6,400	(3)

	8/10/2010	Disposition	1,865	(6)

	5/13/2010	Disposition	135	(6)

	5/12/2010	Acquisition	13,500	(7)

		Acquisition	1,800	(1)

	3/08/2010	Disposition	137	(6)

	3/02/2010	Acquisition	3,600	(2)(3)

		Disposition	3,600	(3)

Name	Date of Transaction	Nature of Transaction	Number of Shares	Transaction Notes

	2/26/2010	Disposition	1,703	(6)

	2/03/2010	Acquisition	3,600	(2)(3)

		Disposition	3,600	(3)
Karin Eastham	6/01/2011	Acquisition	10,000	(2)(3)

		Disposition	10,000	(3)

	5/10/2011	Acquisition	1,440	(1)

		Acquisition	10,800	(7)

	5/09/2011	Disposition	720	(5)

	3/17/2011	Acquisition	6,000	(2)(3)

		Disposition	6,000	(3)

	6/01/2010	Acquisition	10,000	(2)(3)

		Disposition	10,000	(3)

	5/12/2010	Acquisition	13,500	(7)

		Acquisition	1,800	(1)

	5/10/2010	Disposition	800
Paul C. Grint	5/10/2011	Acquisition	1,440	(1)

		Acquisition	10,800	(7)

	10/27/2010	Acquisition	10,000	(2)(3)

		Disposition	10,000	(3)

	8/6/2010	Acquisition	10,000	(2)(3)

		Disposition	10,000	(3)

	7/30/2010	Acquisition	10,000	(2)(3)

		Disposition	10,000	(3)

	5/12/2010	Acquisition	13,500	(7)

		Acquisition	1,800	(1)

	5/10/2010	Disposition	800	(6)
Gerald Möller	11/01/11	Acquisition	3,000

	5/10/2011	Acquisition	1,440	(1)

		Acquisition	10,800	(7)

	7/01/2010	Acquisition	4,000	(1)

		Acquisition	28,000	(7)

Name	Date of Transaction	Nature of Transaction	Number of Shares	Transaction Notes

David R. Walt	8/17/2011	Disposition	5,000	(3)

	8/03/2011	Disposition	5,000	(3)

	7/20/2011	Disposition	5,000	(3)

	7/06/2011	Disposition	5,000	(3)

	6/22/2011	Disposition	5,000	(3)

	6/08/2011	Disposition	5,000	(3)

	5/25/2011	Disposition	5,000	(3)

	5/19/2011	Acquisition	15,000	(2)(3)

	5/11/2011	Acquisition	5,000	(2)(3)

		Disposition	5,000	(3)

	5/10/2011	Acquisition	1,440	(1)

		Acquisition	10,800	(7)

	4/27/2011	Disposition	5,000	(3)

	4/13/2011	Disposition	5,000	(3)

	3/30/2011	Disposition	5,000	(3)

	3/16/2011	Disposition	5,000	(3)

	3/2/2011	Disposition	5,000	(3)

	2/16/2011	Disposition	5,000	(3)

	2/2/2011	Disposition	5,000	(3)

	1/19/2011	Disposition	5,000	(3)

	1/05/2011	Disposition	5,000	(3)

	12/22/2010	Disposition	5,000	(3)

	12/08/2010	Disposition	5,000	(3)

	11/24/2010	Disposition	5,000	(3)

	11/10/2010	Disposition	5,000	(3)

	10/27/2010	Disposition	5,000	(3)

	10/13/2010	Disposition	5,000	(3)

	9/29/2010	Disposition	5,000	(3)

	9/17/2010	Disposition	5,740

	9/15/2010	Disposition	5,000	(3)

	5/12/2010	Acquisition	13,500	(7)

		Acquisition	1,800	(1)

Name	Date of Transaction	Nature of Transaction	Number of Shares	Transaction Notes

Roy A. Whitfield	6/02/2011	Acquisition	800	(2)(3)

		Disposition	800	(3)

		Disposition	1,200	(3)

	5/10/2011	Acquisition	1,440	(1)

		Acquisition	10,800	(7)

	5/12/2010	Acquisition	13,500	(7)

		Acquisition	1,800	(1)

	5/10/2010	Disposition	800

	4/26/2010	Acquisition	3,000	(2)(3)

		Disposition	3,000	(3)
Marc A. Stapley	1/20/2012	Acquisition	24,500	(1)

		Acquisition	136,500	(7)

	12/19/2011	Disposition	33
Christian O. Henry	3/08/2012	Acquisition	6,198	(1)

		Acquisition	5,000	(1)

		Acquisition	27,891

	3/07/2012	Acquisition	10,000	(2)(3)

		Disposition	10,000	(3)

	2/14/2012	Acquisition	10,000	(2)(3)

		Disposition	10,000	(3)

	2/1/2012	Acquisition	243

	1/31/2012	Disposition	420	(5)

	1/29/2012	Disposition	1,283	(5)

	1/28/2012	Disposition	1,432	(5)

	1/27/2012	Disposition	550	(5)

	1/25/2012	Acquisition	26,500	(2)(3)

		Disposition	26,500	(3)

	9/14/2011	Acquisition	17,500	(2)(3)

		Disposition	17,500	(3)

	8/10/2011	Acquisition	17,500	(2)(3)

		Disposition	17,500	(3)

	7/12/2011	Acquisition	17,500	(2)(3)

		Disposition	17,500	(3)

	6/16/2011	Acquisition	17,500	(2)(3)

Name	Date of Transaction	Nature of Transaction	Number of Shares	Transaction Notes

		Disposition	17,500	(3)

	5/10/2011	Acquisition	17,500	(2)(3)

		Disposition	17,500	(3)

	4/12/2011	Acquisition	17,500	(2)(3)

		Disposition	17,500	(3)

	3/09/2011	Acquisition	17,500	(2)(3)

		Disposition	17,500	(3)

	2/22/2011	Acquisition	17,500	(2)(3)

		Disposition	17,500	(3)

	1/31/2011	Acquisition	6,000	(1)

		Acquisition	82,000	(7)

		Disposition	1,400	(5)

	1/28/2011	Disposition	805	(5)

	1/27/2011	Disposition	412	(5)

	1/11/2011	Acquisition	17,500	(2)(3)

		Disposition	17,500	(3)

	12/21/2010	Acquisition	5,000	(2)(3)

		Disposition	5,000	(3)

	8/10/2010	Acquisition	14,500	(2)(3)

		Disposition	14,500	(3)

	7/13/2010	Acquisition	14,500	(2)(3)

		Disposition	14,500	(3)

	6/15/2010	Acquisition	14,500	(2)(3)

		Disposition	14,500	(3)

	5/26/2010	Acquisition	5,000	(2)(3)

		Disposition	5,000	(3)

	5/25/2010	Acquisition	9,500	(2)(3)

		Disposition	9,500	(3)

	5/11/2010	Acquisition	14,500	(2)(3)

		Disposition	14,500	(3)

	4/29/2010	Acquisition	5,000	(2)(3)

		Disposition	5,000	(3)

	4/13/2010	Acquisition	9,500	(2)(3)

		Disposition	9,500	(3)

Name	Date of Transaction	Nature of Transaction	Number of Shares	Transaction Notes

	3/11/2010	Acquisition	10,000	(2)(3)

		Disposition	10,000	(3)

	3/09/2010	Acquisition	9,500	(2)(3)

		Disposition	9,500	(3)

	2/16/2010	Acquisition	9,500	(2)(3)

		Disposition	9,500	(3)
Gregory F. Heath	3/08/2012	Acquisition	5,000	(1)

		Acquisition	4,375	(1)

		Acquisition	19,688

	2/01/2012	Acquisition	411

	1/31/2012	Disposition	183	(5)

	1/28/2012	Disposition	770	(5)

	1/27/2012	Disposition	557	(5)

	6/30/2011	Acquisition	20,000	(2)(3)

		Disposition	20,000	(3)

	2/01/2011	Acquisition	671	(4)

	1/31/2011	Acquisition	3,333	(1)

		Acquisition	30,000	(7)

	1/28/2011	Disposition	513	(5)

	1/27/2011	Disposition	419	(5)

	11/03/2010	Acquisition	6,302	(2)(3)

		Disposition	6,302	(3)

	10/04/2010	Acquisition	6,302	(2)(3)

		Disposition	6,302	(3)

	09/03/2010	Acquisition	6,302	(2)(3)

		Disposition	6,302	(3)

	08/03/2010	Acquisition	6,302	(2)(3)

		Disposition	6,302	(3)

	07/06/2010	Acquisition	6,302	(2)(3)

		Disposition	6,302	(3)

	6/03/2010	Acquisition	6,302	(2)(3)

		Disposition	6,302	(3)

	5/03/2010	Acquisition	6,302	(2)(3)

		Disposition	6,302	(3)

Name	Date of Transaction	Nature of Transaction	Number of Shares	Transaction Notes

	4/29/2010	Acquisition	55,000	(2)(3)

		Disposition	55,000	(3)

	4/05/2010	Acquisition	6,302	(2)(3)

		Disposition	6,302	(3)

	3/09/2010	Acquisition	76,920	(2)(3)

		Disposition	76,920	(3)

		Disposition	584	(3)

	3/05/2010	Acquisition	6	(2)(3)

		Disposition	6	(3)
Tristan B. Orpin	3/08/2012	Acquisition	5,000	(1)

		Acquisition	5,250	(1)

		Acquisition	23,625

	2/01/2012	Acquisition	93

	1/31/2012	Disposition	367	(5)

	1/29/2012	Disposition	1,176	(5)

	1/28/2012	Disposition	917	(5)

	1/27/2012	Disposition	624	(5)

	8/01/2011	Acquisition	80	(4)

	7/26/2011	Acquisition	15,000	(2)(3)

		Disposition	15,000	(3)

	7/12/2011	Acquisition	15,000	(2)(3)

		Disposition	15,000	(3)

	6/28/2011	Acquisition	15,000	(2)(3)

		Disposition	15,000	(3)

	6/14/2011	Acquisition	15,000	(2)(3)

		Disposition	15,000	(3)

	5/31/2011	Acquisition	15,000	(2)(3)

		Disposition	15,000	(3)

	5/17/2011	Acquisition	15,000	(2)(3)

		Disposition	15,000	(3)

	2/01/2011	Acquisition	120	(4)

	1/31/2011	Acquisition	6,667	(1)

		Acquisition	60,000	(7)

		Disposition	1,007	(5)

Name	Date of Transaction	Nature of Transaction	Number of Shares	Transaction Notes

	1/28/2011	Disposition	611	(5)

	1/27/2011	Disposition	412	(5)

	1/04/2011	Acquisition	1,667	(2)(3)

		Disposition	1,667	(3)

	12/07/2010	Acquisition	1,666	(2)(3)

		Disposition	1,666	(3)

	11/09/2010	Acquisition	1,667	(2)(3)

		Disposition	1,667	(3)

	10/26/2010	Acquisition	3,668	(2)(3)

		Disposition	3,668	(3)

	10/19/2010	Acquisition	10,176	(2)(3)

		Disposition	10,176	(3)

	10/14/2010	Acquisition	1,011	(2)(3)

		Disposition	1,011	(3)

	10/13/2010	Acquisition	4,813	(2)(3)

		Disposition	4,813	(3)

	10/12/2010	Acquisition	8,000	(2)(3)

		Disposition	8,000	(3)

	9/28/2010	Acquisition	24,000	(2)(3)

		Disposition	24,000	(3)

	9/22/2010	Acquisition	16,000	(2)(3)

		Disposition	16,000	(3)

	9/14/2010	Acquisition	8,000	(2)(3)

		Disposition	8,000	(3)

	9/03/2010	Acquisition	4,000	(2)(3)

		Disposition	4,000	(3)

	8/31/2010	Acquisition	4,000	(2)(3)

		Disposition	4,000	(3)

	8/17/2010	Acquisition	8,000	(2)(3)

		Disposition	8,000	(3)

	8/03/2010	Acquisition	8,000	(2)(3)

		Disposition	8,000	(3)

	7/28/2010	Acquisition	4,000	(2)(3)

		Disposition	4,000	(3)

Name	Date of Transaction	Nature of Transaction	Number of Shares	Transaction Notes

	7/20/2010	Acquisition	4,000	(2)(3)

		Disposition	4,000	(3)

	7/13/2010	Acquisition	4,000	(2)(3)

		Disposition	4,000	(3)

	7/06/2010	Acquisition	4,000	(2)(3)

		Disposition	4,000	(3)

	6/28/2010	Acquisition	4,000	(2)(3)

		Disposition	4,000	(3)

	6/22/2010	Acquisition	4,000	(2)(3)

		Disposition	4,000	(3)

	6/11/2010	Acquisition	4,000	(2)(3)

		Disposition	4,000	(3)

	6/08/2010	Acquisition	4,000	(2)(3)

		Disposition	4,000	(3)

	5/26/2010	Acquisition	2,000	(2)(3)

		Disposition	2,000	(3)

	5/25/2010	Acquisition	2,000	(2)(3)

		Disposition	2,000	(3)

	5/11/2010	Acquisition	4,000	(2)(3)

		Disposition	4,000	(3)

	4/29/2010	Acquisition	2,000	(2)(3)

		Disposition	2,000	(3)

	4/27/2010	Acquisition	2,000	(2)(3)

		Disposition	2,000	(3)

	4/13/2010	Acquisition	2,000	(2)(3)

		Disposition	2,000	(3)

	3/30/2010	Acquisition	2,000	(2)(3)

		Disposition	2,000	(3)

	3/16/2010	Acquisition	4,000	(2)(3)

		Disposition	4,000	(3)

	3/02/2010	Acquisition	2,000	(2)(3)

		Disposition	2,000	(3)

	2/16/2010	Acquisition	2,000	(2)(3)

		Disposition	2,000	(3)

Name	Date of Transaction	Nature of Transaction	Number of Shares	Transaction Notes

	2/02/2010	Acquisition	2,000	(2)(3)

		Disposition	2,000	(3)
Christian G. Cabou	3/08/2012	Acquisition	5,833	(1)

		Acquisition	5,000	(1)

		Acquisition	26,250

	2/01/2012	Acquisition	130	(4)

	1/28/2012	Disposition	917	(5)

	8/10/2011	Acquisition	17,000	(2)(3)

		Disposition	17,000	(3)

	8/01/2011	Acquisition	143	(4)

	7/28/2011	Acquisition	5,000	(2)(3)

		Disposition	5,000	(3)

	7/20/2011	Acquisition	8,000	(2)(3)

		Disposition	8,000	(3)

	4/20/2011	Acquisition	5,000	(2)(3)

		Disposition	5,000	(3)

	4/14/2011	Acquisition	7,000	(2)(3)

		Disposition	7,000	(3)

	4/13/2011	Acquisition	10,000	(2)(3)

		Disposition	10,000	(3)

	2/01/2011	Acquisition	149	(4)

	1/31/2011	Acquisition	6,000	(1)

		Acquisition	54,000	(7)

	1/28/2011	Disposition	611	(5)

	1/27/2011	Disposition	412	(5)

	1/12/2011	Acquisition	19,000	(2)(3)

		Disposition	19,000	(3)

	12/22/2010	Acquisition	22,000	(2)(3)

		Disposition	22,000	(3)

	10/27/2010	Acquisition	19,500	(2)(3)

		Disposition	19,500	(3)

	10/20/2010	Acquisition	10,000	(2)(3)

		Disposition	10,000	(3)

	9/08/2010	Acquisition	33,465	(2)(3)

Name	Date of Transaction	Nature of Transaction	Number of Shares	Transaction Notes

		Disposition	33,465	(3)

	9/03/2010	Acquisition	10,535	(2)(3)

		Disposition	10,535	(3)

	8/11/2010	Acquisition	7,000	(2)(3)

		Disposition	7,000	(3)

	7/28/2010	Acquisition	20,000	(2)(3)

		Disposition	20,000	(3)

	6/23/2010	Acquisition	10,000	(2)(3)

		Disposition	10,000	(3)

	4/29/2010	Acquisition	15,000	(2)(3)

		Disposition	15,000	(3)

	4/28/2010	Acquisition	15,000	(2)(3)

		Disposition	15,000	(3)
Matthew L. Posard	3/08/2012	Acquisition	7,292	(1)

		Acquisition	5,000	(1)

		Acquisition	32,813

	2/01/2012	Acquisition	388	(4)

	1/31/2012	Disposition	220	(5)

	1/29/2012	Disposition	696	(5)

	1/28/2012	Disposition	616	(5)

	1/27/2012	Disposition	422	(5)

	9/07/2011	Disposition	37,767	(1)

	8/31/2011	Disposition	1,011	(1)

	8/26/2011	Disposition	21,666	(1)

	8/01/2011	Acquisition	105	(3)

	5/09/2011	Disposition	45,000	(1)

	2/11/2011	Disposition	35,000	(1)

	2/01/2011	Acquisition	472	(3)

	2/01/2011	Disposition	1,006	(8)

	1/31/2011	Acquisition	4,000	(1)

	1/28/2011	Disposition	280	(8)

	11/09/2010	Disposition	20,000	(1)

	8/01/2010	Acquisition	272	(3)

	5/25/2010	Disposition	25,000	(1)

Name	Date of Transaction	Nature of Transaction	Number of Shares	Transaction Notes

	5/24/2010	Disposition	30,000	(1)

	5/24/2010	Disposition	5,921	(3)

	5/17/2010	Disposition	10,000	(1)

	2/01/2010	Acquisition	542	(3)

	2/01/2010	Disposition	476	(8)

	1/29/2010	Disposition	372	(8)

	1/27/2010	Acquisition	5,042	(1)
Nicholas J. Naclerio	3/08/2012	Acquisition	10,208	(1)

		Acquisition	5,000	(1)

		Acquisition	45,938

	1/31/2012	Disposition	392	(5)
Mostafa Ronaghi	3/08/2012	Acquisition	5,000	(1)

		Acquisition	5,250	(1)

		Acquisition	23,625

	2/01/2012	Acquisition	411	(4)

	2/01/2011	Acquisition	671	(4)

	1/31/11	Acquisition	6000	(1)

		Acquisition	54,000	(7)

	1/28/11	Disposition	257	(5)

	1/27/11	Disposition	471	(5)

		Acquisition	7,500	(1)

		Acquisition	67,500	(7)

	8/02/2010	Acquisition	671	(4)
(1)	Grant of RSUs
(2)	Exercise of employee stock options.
(3)	Exercise and/or sale were effected pursuant to a 10b5-1 trading plan
(4)	Transaction effected through the ESPP
(5)	Shares withheld by Illumina to satisfy tax obligations upon RSU vesting
(6)	Bona fide gift
(7)	Option Award
(8)	Shares sold in open market transaction to satisfy tax obligations upon RSU vesting

Information Regarding Ownership of our Securities by Participants

The number of shares of our common stock held by our directors and named executive officers as of March 8, 2012 is set forth under the “Stock Ownership of Principal Stockholders and Management” section of the proxy statement. The following table sets forth the number of shares held as of March 8, 2012 by four of our employees who are neither directors nor named executive officers but are deemed Participants.

Name of Beneficial Owner	Amount of Shares Held
Marc A. Stapley	—

Matthew L. Posard	48,820
Mostafa Ronaghi	302,886

Gregory F. Heath	123,500

Miscellaneous Information Concerning Participants

Except as described in this Appendix A or otherwise disclosed in this proxy statement:

•

no Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2012 Annual Meeting of Stockholders other than, with respect to each of Illumina’s Board of Directors’ nominees, such nominee’s interest in election to Illumina’s Board of Directors;

•

no Participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of Illumina, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies;

•

no Participant or any of his or her associates beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any securities of Illumina or any of its subsidiaries;

•	no Participant owns any securities of Illumina of record that such Participant does not own beneficially;

•

there have been no transactions or series of similar transactions since January 3, 2011, or any currently proposed transaction or series of similar transactions (i) to which Illumina or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $120,000 and (iii) in which (A) any Participant or any of such persons’ associates, (B) any security holder known to Illumina to own of record or beneficially more than 5% of Illumina voting securities, or (C) any member of the immediate family of any person specified in (A) or (B) had or will have a direct or indirect material interest; and

•

no Participant or any of their associates has entered into any arrangement or understanding with any person with respect to (i) any future employment with Illumina or its affiliates or (ii) any future transactions to which Illumina or any of its affiliates will or may be a party.

ILLUMINA, INC.

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Illumina, Inc. common stock for the 2012 Annual Meeting of Stockholders.

Vote by Telephone – Please call toll-free at 1-866-233-5371 on a touch-tone telephone and follow the simple recorded instructions. Your vote will be confirmed and cast as you directed. (Toll-free telephone voting is available for residents of the U.S. and Canada only. If outside the U.S. or Canada, call 1-215-521-1343.)

OR

Vote by Internet—Please access https://www.proxyvotenow.com/ilmn and follow the simple instructions on the screen. Please note you must type an “s” after “http”.

Control Number: XXX XXXX XXXX

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a proxy card.

OR

Vote by Mail—If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the proxy card in the envelope provided to: Illumina, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5156, New York, NY 10150-5156.

▼	PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE PAID ENVELOPE PROVIDED	▼	☐

WHITE PROXY CARD

FOR ALL
Vote on Directors	☐

Illumina’s Board of Directors recommends you vote FOR ALL on the following:	WITHHOLD ALL

1. Election of Directors	☐
(01) A. Blaine Bowman (02) Karin Eastham (03) Jay T. Flatley (04) William H. Rastetter	FOR ALL EXCEPT ☐	To withhold your vote for any nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposals	FOR	AGAINST	ABSTAIN

Illumina’s Board of Directors recommends you vote FOR the following proposals:

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2012	☐	☐	☐

3. To approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement	☐	☐	☐

Illumina’s Board of Directors recommends you vote AGAINST the following proposals:	FOR	AGAINST	ABSTAIN

4. Roche’s proposal to amend our bylaws to increase the number of directors on the Board of Directors	☐	☐	☐

5. Roche’s proposal to amend our bylaws to require that newly created directorships be filled only by a stockholder vote	☐	☐	☐

FOR ALL
☐

Illumina’s Board of Directors recommends you WITHHOLD ALL on the following:	WITHHOLD ALL

6. Roche’s proposal to fill the two newly created directorships with its nominees, if Proposal 4 is approved	☐
(01) Earl (Duke) Collier, Jr. (02) David Dodd	FOR ALL EXCEPT ☐	To withhold your vote for any nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Illumina’s Board of Directors recommends you vote AGAINST the following proposal:	FOR	AGAINST	ABSTAIN

7. Roche’s proposal to repeal any bylaw amendments adopted by Illumina’s Board of Directors without stockholder approval after April 22, 2010	☐	☐	☐

NOTE: This proxy card may be voted, in the discretion of the proxy holder, on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature	Date	Signature (Joint Owners)	Date

NOTE: Please sign exactly as your name or names appear hereon. For joint accounts, each owner must sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please print your full title. Corporations should sign in full name of corporation by an authorized officer.

PLEASE VOTE TODAY!

SEE REVERSE SIDE FOR

THREE EASY WAYS TO VOTE.

ILLUMINA, INC.

Annual Meeting of Stockholders

April 18, 2012

This proxy is solicited by Illumina’s Board of Directors

The stockholder(s) hereby appoint(s) Jay T. Flatley, Christian O. Henry and Marc A. Stapley as proxies and each of them, with power to act without the other and with power of substitutions, and hereby authorizes them to represent and to vote, as designated herein, all of the shares of common stock of ILLUMINA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Time on Wednesday, April 18, 2012, at Bank of America Tower, One Bryant Park, New York, New York and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND UNLESS OTHERWISE DIRECTED, WILL BE VOTED (I) “FOR” ALL THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1; (II) “FOR” PROPOSALS 2 AND 3; (III) “AGAINST” PROPOSALS 4, 5 AND 7; (IV) “WITHHOLD ALL” ON PROPOSAL 6; AND (V) IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

YOUR VOTE IS VERY IMPORTANT— PLEASE VOTE TODAY
Continued and to be signed on reverse side